                                                                     EXHIBIT 4.1


                          THE MAJESTIC STAR CASINO, LLC
                     THE MAJESTIC STAR CASINO CAPITAL CORP.
                                   as Issuers

                and the Subsidiary Guarantors referred to herein

                      9-1/2% Senior Secured Notes due 2010

                      -------------------------------------

                                    INDENTURE
                           Dated as of October 7, 2003

                     --------------------------------------

                              THE BANK OF NEW YORK,
                                     Trustee

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE....................................................          1
         Section 1.1     Definitions....................................................................          1
         Section 1.2     Other Definitions..............................................................         20
         Section 1.3     Incorporation by Reference of Trust Indenture Act..............................         21
         Section 1.4     Rules of Construction..........................................................         21

ARTICLE II THE NOTES....................................................................................         22
         Section 2.1     Form and Dating................................................................         22
         Section 2.2     Execution and Authentication...................................................         22
         Section 2.3     Registrar, Paying Agent and Depositary.........................................         23
         Section 2.4     Paying Agent to Hold Money in Trust............................................         23
         Section 2.5     Holder Lists...................................................................         23
         Section 2.6     Transfer and Exchange..........................................................         23
         Section 2.7     Replacement Notes..............................................................         27
         Section 2.8     Outstanding Notes..............................................................         27
         Section 2.9     Treasury Notes.................................................................         27
         Section 2.10    Temporary Notes................................................................         27
         Section 2.11    Cancellation...................................................................         28
         Section 2.12    Defaulted Interest.............................................................         28
         Section 2.13    Legends........................................................................         28
         Section 2.14    Deposit of Moneys..............................................................         29
         Section 2.15    CUSIP Numbers..................................................................         29

ARTICLE III REDEMPTION..................................................................................         29
         Section 3.1     Notices to Trustee.............................................................         29
         Section 3.2     Selection of Notes to Be Redeemed..............................................         29
         Section 3.3     Notice of Redemption...........................................................         29
         Section 3.4     Effect of Notice of Redemption.................................................         30
         Section 3.5     Deposit of Redemption Price....................................................         30
         Section 3.6     Notes Redeemed in Part.........................................................         31
         Section 3.7     Optional Redemption............................................................         31
         Section 3.8     Required Regulatory Redemption.................................................         31
         Section 3.9     No Mandatory Redemption........................................................         31

ARTICLE IV COVENANTS....................................................................................         32
         Section 4.1     Payment of Notes...............................................................         32
         Section 4.2     Maintenance of Office or Agency................................................         32
         Section 4.3     Reports........................................................................         32
         Section 4.4     Compliance Certificate.........................................................         33
         Section 4.5     Taxes..........................................................................         33
         Section 4.6     Stay, Extension and Usury Laws.................................................         33
         Section 4.7     Limitation on Restricted Payments..............................................         34
         Section 4.8     Limitation on Restrictions on Subsidiary Dividends.............................         37
         Section 4.9     Limitation on Incurrence of Indebtedness.......................................         37
         Section 4.10    Limitation on Asset Sales......................................................         39
         Section 4.11    Limitation on Transactions With Affiliates.....................................         41
         Section 4.12    Limitation on Liens............................................................         42
         Section 4.13    Existence......................................................................         42
         Section 4.14    Repurchase Upon Change of Control..............................................         42
         Section 4.15    Maintenance of Properties......................................................         44
         Section 4.16    Maintenance of Insurance.......................................................         44
         Section 4.17    Restrictions on Sale and Issuance of Subsidiary Stock..........................         44
         Section 4.18    Line of Business...............................................................         44

         Section 4.19    Restrictions on BHR Joint Venture..............................................         44
         Section 4.20    Restrictions on Activities of Capital..........................................         45

ARTICLE V SUCCESSORS....................................................................................         45
         Section 5.1     When the Company May Merge, etc................................................         45
         Section 5.2     Successor Substituted..........................................................         46

ARTICLE VI DEFAULTS AND REMEDIES........................................................................         47
         Section 6.1     Events of Default..............................................................         47
         Section 6.2     Acceleration...................................................................         48
         Section 6.3     Other Remedies.................................................................         48
         Section 6.4     Waiver of Past Defaults........................................................         49
         Section 6.5     Control by Majority............................................................         49
         Section 6.6     Limitation on Suits............................................................         49
         Section 6.7     Rights of Holders to Receive Payment...........................................         49
         Section 6.8     Collection Suit by Trustee.....................................................         50
         Section 6.9     Trustee May File Proofs of Claim...............................................         50
         Section 6.10    Priorities.....................................................................         50
         Section 6.11    Undertaking for Costs..........................................................         51

ARTICLE VII TRUSTEE.....................................................................................         51
         Section 7.1     Duties of Trustee..............................................................         51
         Section 7.2     Rights of Trustee..............................................................         52
         Section 7.3     Individual Rights of Trustee...................................................         53
         Section 7.4     Trustee's Disclaimer...........................................................         53
         Section 7.5     Notice of Defaults.............................................................         53
         Section 7.6     Reports by Trustee to Holders..................................................         54
         Section 7.7     Compensation and Indemnity.....................................................         54
         Section 7.8     Replacement of Trustee.........................................................         55
         Section 7.9     Successor Trustee by Merger, etc...............................................         56
         Section 7.10    Eligibility; Disqualification..................................................         56
         Section 7.11    Preferential Collection of Claims Against Issuers..............................         56

ARTICLE VIII DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE........................................         57
         Section 8.1     Discharge; Option to Effect Legal Defeasance or Covenant Defeasance............         57
         Section 8.2     Legal Defeasance and Discharge.................................................         57
         Section 8.3     Covenant Defeasance............................................................         57
         Section 8.4     Conditions to Legal Defeasance or Covenant Defeasance..........................         58
         Section 8.5     Deposited Cash and U.S. Government Obligations to be Held in Trust; Other
                         Miscellaneous Provisions.......................................................         59
         Section 8.6     Repayment to the Issuers.......................................................         59
         Section 8.7     Reinstatement..................................................................         59

ARTICLE IX AMENDMENTS...................................................................................         60
         Section 9.1     Without Consent of Holders.....................................................         60
         Section 9.2     With Consent of Holders........................................................         60
         Section 9.3     Compliance with Trust Indenture Act............................................         61
         Section 9.4     Revocation and Effect of Consents..............................................         61
         Section 9.5     Notation on or Exchange of Notes...............................................         62
         Section 9.6     Trustee to Sign Amendments, etc................................................         62

ARTICLE X COLLATERAL AND SECURITY AND GUARANTEE.........................................................         62
         Section 10.1    Collateral Documents...........................................................         62
         Section 10.2    Additional Collateral..........................................................         63
         Section 10.3    Opinions.......................................................................         63
         Section 10.4    Release of Collateral..........................................................         63

         Section 10.5    Certificates of the Issuers....................................................         64
         Section 10.6    Authorization of Actions to be Taken by Trustee Under Security Documents.......         64
         Section 10.7    Authorization of Receipt of Funds by Trustee Under Security Documents..........         64
         Section 10.8    Subsidiary Guarantee...........................................................         64
         Section 10.9    Execution and Delivery of Subsidiary Guarantee.................................         66
         Section 10.10   Limitation on Subsidiary Guarantor's Liability.................................         66
         Section 10.11   Rights under the Subsidiary Guarantee..........................................         66
         Section 10.12   Primary Obligations............................................................         67
         Section 10.13   Guarantee by Subsidiary........................................................         67
         Section 10.14   Release of Subsidiary Guarantors...............................................         67
         Section 10.15   Gaming Law and Liquor Law Considerations.......................................         67

ARTICLE XI MISCELLANEOUS................................................................................         68
         Section 11.1    Trust Indenture Act Controls...................................................         68
         Section 11.2    Notices........................................................................         68
         Section 11.3    Communication by Holders with Other Holders....................................         69
         Section 11.4    Certificate and Opinion as to Conditions Precedent.............................         69
         Section 11.5    Statements Required in Certificate or Opinion..................................         70
         Section 11.6    Rules by Trustee and Agents....................................................         70
         Section 11.7    Legal Holidays.................................................................         70
         Section 11.8    No Recourse Against Others.....................................................         70
         Section 11.9    Governing Law..................................................................         70
         Section 11.10   No Adverse Interpretation of Other Agreements..................................         71
         Section 11.11   Successors.....................................................................         71
         Section 11.12   Severability...................................................................         71
         Section 11.13   Counterpart Originals..........................................................         71
         Section 11.14   Table of Contents, Headings, etc...............................................         71
         Section 11.15   Trustee Authorization..........................................................         71

EXHIBIT A         FORM OF NOTE.........................................................................         A-1
EXHIBIT B         CERTIFICATE OF TRANSFEROR............................................................         B-1
EXHIBIT C         FORM OF GUARANTY.....................................................................         C-1
EXHIBIT D         FORM OF INTERCREDITOR AGREEMENT......................................................         D-1
EXHIBIT E         FORM OF SECURITY AGREEMENT...........................................................         E-1
EXHIBIT F         FORM OF TRADEMARK SECURITY AGREEMENT.................................................         F-1

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE ACT SECTION                                                                 INDENTURE SECTION
310(a)(1)...............................................................................      7.10
   (a)(2)...............................................................................      7.10
   (a)(3)...............................................................................      N.A.
   (a)(4)...............................................................................      N.A.
   (a)(5)...............................................................................      7.10
   (b)..................................................................................      7.8; 7.10
   (c)..................................................................................      N.A.
311(a)..................................................................................      7.11
   (b)..................................................................................      7.11
   (c)..................................................................................      N.A.
312(a)..................................................................................      2.5
   (b)..................................................................................      11.3
   (c)..................................................................................      11.3
313(a)..................................................................................      7.6
   (b)..................................................................................      7.6
   (c)..................................................................................      7.6
   (d)..................................................................................      7.6
314(a)..................................................................................      4.3; 4.4; 11.5
   (b)..................................................................................      10.3
   (c)(1)...............................................................................      11.4
   (c)(2)...............................................................................      11.4
   (c)(3)...............................................................................      N.A.
   (d)..................................................................................      10.5
   (e)..................................................................................      11.5
   (f)..................................................................................      N.A.
315(a)..................................................................................      7.1(b)
   (b)..................................................................................      7.5
   (c)..................................................................................      7.1(a)
   (d)..................................................................................      7.1(c)
   (e)..................................................................................      6.11
316(a), (last sentence).................................................................      2.9
   (a)(1)(A)............................................................................      6.5
   (a)(1)(B)............................................................................      6.4
   (a)(2)...............................................................................      N.A.
   (b)..................................................................................      9.2
   (c)..................................................................................      9.4
317(a)(1)...............................................................................      6.8
   (a)(2)...............................................................................      6.9
   (b)..................................................................................      2.4
318(a)..................................................................................      11.1
   (b)..................................................................................      N.A.
   (c)..................................................................................      11.1

N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

         INDENTURE, dated as of October 7, 2003, among The Majestic Star Casino, LLC, an Indiana limited liability company, The Majestic Star Casino Capital Corp., an Indiana corporation, the Subsidiary Guarantors (as defined) named herein and The Bank of New York, a New York banking corporation, as trustee.

         The Issuers (as defined) and the Trustee (as defined) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the Issuers' 9-1/2% Senior Secured Notes due 2010.

                                   ARTICLE I
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

                  SECTION 1.1 DEFINITIONS.

         "Acquired Debt" means Indebtedness of a Person existing at the time such Person is merged with or into the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary, other than Indebtedness incurred in connection with, or in contemplation of, such Person merging with or into the Company or a Restricted Subsidiary or becoming a Restricted Subsidiary.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise or (b) beneficial ownership of 10% or more of the voting securities of such Person.

         "Affiliate Transaction" means, with respect to any Person, (1) the sale, lease, transfer or other disposition of any of such Person's properties or assets to, or the purchaser of any property or assets from, any Affiliate, and
(2) the entering into by such Person, or the suffering to exist by such Person, of any contract, agreement, understanding, loan, advance or guaranty with or for the benefit of any Affiliate of such Person.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "AMB Parking" means AMB Parking, LLC, a Delaware limited liability company.

         "Applicable Capital Gain Tax Rate" means a rate equal to the sum of (i) the highest marginal Federal capital gain tax rate applicable to an individual who is a citizen of the United States plus (ii) an amount equal to the sum of the highest marginal state and local capital gain tax rates applicable to an individual who is a resident of the State of New York, multiplied by a factor equal to 1 minus the rate described in clause (i) above.

         "Applicable Income Tax Rate" means a rate equal to the sum of (i) the highest marginal Federal income tax rate applicable to an individual who is a citizen of the United States plus (ii) an amount equal to the sum of the highest marginal state and local income tax rates applicable to an individual who is a resident of the State of New York, multiplied by a factor equal to 1 minus the rate described in clause (i) above.

         "Appraised Value" means, with respect to a particular asset, the value of such asset as of a particular date of determination, as set forth in a written appraisal or valuation report by a nationally recognized investment banking firm or independent appraisal firm.

         "Asset Sale" means any (i) transfer (as defined), other than in the ordinary course of business, of any assets of the Company or any Restricted Subsidiary; (ii) direct or indirect issuance or sale of any Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares), in each case to any Person; or (iii) Event of Loss. For purposes of this definition, (a) any series of transactions that are part of a common plan shall be deemed a single Asset Sale and (b) the term "Asset Sale" shall not include (1) any series of transactions that have a fair market value (or result in gross proceeds) of less than $1,000,000, until the aggregate fair market value and gross proceeds of the transactions excluded from the definition of Asset Sale pursuant to this clause
(b)(1) exceed $5,000,000, (2) any disposition of all or substantially all of the assets of the Company that is governed under and complies with the terms of
Article V, (3) the conveyance, sale, transfer, assignment or other disposition of inventory and other assets acquired and held for resale in the ordinary course of business, in each case made in the ordinary course of business, consistent with past practices of the Company and its Restricted Subsidiaries,
(4) the sale or disposition by the Company or any of its Restricted Subsidiaries of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the Company's business or the business of such Restricted Subsidiary, as applicable, and (5) the liquidation of Cash Equivalents. A transfer of assets by the Company to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to the Company or another Wholly Owned Subsidiary, and an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, shall not be deemed to be an Asset Sale. Any Investment that is not prohibited by Section 4.7 will not be deemed to be an Asset Sale.

         "Bankruptcy Code" means title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

         "BDI" means Barden Development, Inc., an Indiana corporation.

         "beneficial owner" has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable.

         "Berthing Agreement" means the Majestic Berthing Agreement, dated as of April 23, 1996, as amended, by and between the Company and the BHR Joint Venture.

         "BHR Attributed Debt" means the product of (i) the aggregate principal amount of all outstanding Indebtedness incurred pursuant to Section 4.19(a)(ii) times (ii) the Company's percentage interest in the BHR Joint Venture; provided that, any such Indebtedness shall cease to be BHR Attributed Debt, as of the first date after the date such Indebtedness is so incurred on which the Company can incur at least $1.00 of additional Indebtedness under the Interest Coverage Ratio Test set forth in Section 4.9

         "BHR Joint Venture" means Buffington Harbor Riverboats, LLC, a Delaware limited liability company, in which the Company currently owns a 50% membership interest, and any other Flow Through Entity owned solely by the members of the BHR Joint Venture.

         "Board of Directors" means the board of directors or any duly constituted committee of any corporation or of a corporate general partner of a partnership and any similar body empowered to direct the affairs of any other entity.

         "Business Day" means any day other than a Legal Holiday.

         "Capital" means The Majestic Star Casino Capital Corp., an Indiana corporation and a wholly owned subsidiary of the Company, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

         "Capital Contribution" means any contribution to the equity of the Company from a direct or indirect parent of the Company for which no consideration other than the issuance of Qualified Capital Stock is given.

         "Capital Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP, and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

         "Capital Stock" means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (ii) with respect to a limited liability company, any and all membership interests, and (iii) with respect to any other Person, any and all partnership, joint venture or other equity interests of such Person.

         "Cash Equivalent" means (i) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that, the full faith and credit of the United States of America is pledged in support thereof); (ii) time deposits and certificates of deposit and commercial paper or bankers acceptance issued by the parent corporation of any domestic commercial bank of recognized standing having combined capital and surplus in excess of $250,000,000 and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition; (iii) investments in money market funds substantially all of whose assets comprise securities of the type described in clauses (i) and (ii) above and (iv) repurchase obligations for underlying securities of the types and with the maturities described above.

         "Cash Flow-Based Management Distributions" is defined in the definition of Management Agreement.

         "Casino" means a gaming establishment owned by the Company or a Restricted Subsidiary and containing at least 400 gaming devices and 10,000 square feet of space dedicated to the operation of games of chance.

         "Change of Control" means

                                    (i)      any merger or consolidation of the
         Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of the Voting Stock of the transferee(s) or surviving entity or entities,

                                    (ii)     any "person" or "group" (as such
         terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of the Voting Stock of the Company,

                                    (iii)    during any period of 12 consecutive
         months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Managers of the Company (together with any new directors whose election by such Managers or whose nomination for election by the members of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company, if such agreement was approved by a vote of such majority of directors) cease for any reason to constitute a majority of the Managers of the Company then in office,

                                    (iv)     the Company adopts a plan of
         liquidation,

                                    (v)      the first day on which the Company
         fails to own 100% of the issued and outstanding Equity Interests of Capital, or

                                    (vi)     the first day on which (A) the
         Company fails to own at least 45% of the issued and outstanding Equity Interests of the BHR Joint Venture (provided that, a Change of Control shall not be deemed to occur pursuant to this clause (A) if the Company and the Restricted Subsidiaries sell all, but not less than all, of the issued and outstanding Equity Interests of the BHR Joint Venture owned by them concurrently with or promptly after a Permitted Vessel Relocation and the sale of such issued and outstanding Equity Interests complied with, and the Net Cash Proceeds therefrom were applied in compliance with Section 4.10 and the other applicable provisions of this Indenture), (B) any Person owns a greater percentage interest than the Company in the BHR Joint Venture or (C) any Excluded Person directly or indirectly owns any interest in the BHR Joint Venture other than the interest owned by the Company.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means any assets of the Issuers or any Subsidiary defined as "Collateral" in any of the Security Documents and assets from time to time on which a Lien exists as security for any of the Obligations hereunder or under the Notes, the Security Documents or the Registration Rights Agreement; provided that, in no event shall Collateral include Excluded Assets.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

         "Company" means The Majestic Star Casino, LLC, an Indiana limited liability company, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

         "Company Order" means a written request or order signed in the name of each of the Issuers by the Chairman, President or Senior Vice President of each of the Company and Capital, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of each and delivered to the Trustee.

         "Consolidated Cash Flow" means, with respect to any Person (the referent Person) for any period,

                           (a)      consolidated income (loss) from operations
of such Person and its subsidiaries for such period, determined in accordance with GAAP,

                           (b)      plus, to the extent such amounts are
deducted in calculating such income (loss) from operations of such Person for such period, and without duplication (i) amortization, depreciation and other non-cash charges (including, without limitation, amortization of goodwill, deferred financing fees, and other intangibles but excluding (x) non-cash charges incurred after the Issue Date that require an accrual of or a reserve for cash charges for any future period and (y) normally recurring accruals such as reserves against accounts receivables), (ii) provision for taxes based on income or profits of such Person and its subsidiaries and Permitted Tax Distributions, and (iii) Pre-Opening Expenses, and

                           (c)      adjusted to exclude (only to the extent
included in calculating such income (loss) from operations of such Person for such period, and without duplication) losses from retirement of Indebtedness incurred during the Issuers' fiscal quarter ended December 31, 2003 and nonrecurring items that would be permitted to be excluded in accordance with
Item 10 of Regulation S-K under the Securities Act if the Consolidated Coverage Ratio were included in a filing with the Commission;

provided that, (1) the income from operations of any Person that is not a Wholly Owned Subsidiary of the referent Person or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid during such period to the referent Person or a Wholly Owned Subsidiary of the referent Person, (2) the income (loss) from operations of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, and (3) the income from operations of any Restricted Subsidiary will not be included to the extent that declarations of dividends or similar distributions by that Restricted Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its owners.

         "Consolidated Interest Expense" means, with respect to any Person for any period, (a) the consolidated interest expense of such Person and its subsidiaries for such period, whether paid or accrued (including noncash interest payment, and the interest component of Capital Lease Obligations), to the extent such expense was deducted in computing Consolidated Net Income of such Person for such period less (b) write-off of deferred financing costs, the amortization of original issue discount, and any charge related to any premium or penalty paid, in each case accrued during such period in connection with redeeming or retiring any Indebtedness before its stated maturity, as determined in accordance with GAAP, to the extent such expense, cost or charge was included in the calculation made pursuant to clause (a) above.

         "Consolidated Net Income" means, with respect to any Person (the referent Person) for any period, the aggregate of the Net Income of such Person and its subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that, (i) the Net Income of any Person relating to any portion of such period that such Person (a) is not a Wholly Owned Subsidiary of the referent Person or (b) is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary of the referent Person during such portion of such period, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, (iii) the Net Income of any Restricted Subsidiary will not be included to the extent that declarations of dividends or similar distributions by that Restricted Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its owners, and (iv) solely for the avoidance of doubt, any Returns from Unrestricted Subsidiaries shall be included.

         "Consolidated Net Worth" means, with respect to any Person, the total stockholders' (or members') equity of such Person determined on a consolidated basis in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (i) the amount of any such stockholders' (or members') equity attributable to Disqualified Capital Stock or treasury stock of such Person and its consolidated subsidiaries, (ii) all upward revaluations and other write-ups in the book value of any asset of such Person or a consolidated subsidiary of such Person subsequent to the Issue Date, and (iii) all Investments in subsidiaries of such Person that are not consolidated subsidiaries and in Persons that are not subsidiaries of such Person.

         "Corporate Trust Office" shall be at the address of the Trustee specified in Section 11.2 or such other address as the Trustee may specify by notice to the Issuers.

         "Credit Facility" means (a) the credit facility, dated as of the Issue Date, between the Company and Wells Fargo Foothill, Inc., as agent (any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith), and (b) any amendment, modification, supplement, refunding, refinancing or replacement thereof that has terms and conditions (including with respect to applicable interest rates and fees) customary for similar facilities extended to borrowers comparable to the Company, in each case, that does not permit the Company and its Restricted Subsidiaries to incur Indebtedness in an aggregate principal amount at any time outstanding in excess of $80,000,000.

         "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Code.

         "Default" means any event that is, or after notice or the passage of time or both would be, an Event of Default.

         "Depositary" means the Person specified in Section 2.3 as the Depositary with respect to the Notes issuable in global form, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

         "Disqualified Capital Stock" means any Equity Interest that (i) either by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is or upon the happening of an event would be required to be redeemed or repurchased prior to the final stated maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final stated maturity, or (ii) is convertible into or exchangeable at the option of the issuer thereof or any other Person for debt securities.

         "DTC" means The Depository Trust Company.

         "Equity Holder" means (a) with respect to a corporation, each holder of stock of such corporation, (b) with respect to a limited liability company or similar entity, each member of such limited liability company or similar entity (in each case, which is not disregarded for Federal income tax purposes), (c) with respect to a partnership, each partner of such partnership and (d) with respect to any entity that is disregarded for Federal income tax purposes, the owner of such entity.

         "Equity Interests" means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder.

         "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Offer" means the offer that may be made by the Issuers pursuant to the Registration Rights Agreement to exchange Series B Notes for Series A Notes.

         "Excluded Assets" means (i) cash and cash equivalents to the extent a Lien thereon may not be perfected through the filing of a UCC-1 financing statement or through the obtaining of "control" (as defined in the Uniform Commercial Code); (ii) assets securing Purchase Money Obligations or Capital Lease Obligations permitted to be incurred pursuant to clause (b) of the second paragraph of Section 4.9; (iii) all Gaming Licenses and any license, contract or agreement to which such debtor is a party, to the extent, but only to the extent, that a grant of a Lien on such license (other than any Gaming License or license issued under any Liquor Laws), contract or agreement is prohibited by law, results in a breach or termination of the terms of, or constitutes a default under or termination of any such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to
Section 9-

406, 9-407 or 9-408 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction) and, in any event, immediately upon the ineffectiveness, lapse or termination of any such terms of or default under such license, contract or agreement, the Excluded Assets shall not include, and such debtor shall be deemed to have granted a security interest in, all such licenses, contracts or agreements as if such terms or defaults had never been in effect and (iv) the membership interest in Barden Nevada, so long as it is an Unrestricted Subsidiary; provided that, Excluded Assets does not include the proceeds of the assets under clauses (ii) or (iii) or of any other Collateral to the extent such proceeds do not constitute Excluded Assets under clause (i) above; without limiting the foregoing, Excluded Assets shall include gaming equipment subject to such Purchase Money Obligations or Capital Lease Obligations.

         "Excluded Person" means (i) any employee benefit plan of the Company or any trustee or similar fiduciary holding Capital Stock of the Company for or pursuant to the terms of any such plan, (ii) BDI, so long as it is controlled by Don H. Barden or his spouse or an entity controlled by either of them, (iii) Don
H. Barden or his spouse or an entity controlled by either of them, (iv) the estate of Don H. Barden, (v) any descendant of Don H. Barden or the spouse of any such descendant, (vi) the estate of any such descendant or the spouse of any such descendant, (vii) any trust or other arrangement for the benefit of the spouse of Don H. Barden or any such descendant or the spouse of any such descendant, and (viii) any charitable organization or trust established by Don
H. Barden.

         "Expense Reimbursement Agreement" means that certain Expense Reimbursement Agreement, to be dated the Issue Date, by and between the Company and Barden Nevada Gaming, LLC pursuant to which Barden Nevada Gaming, LLC reimburses the Company for certain expenses (the "Expense Reimbursements"), which Expense Reimbursement, for any fiscal year, is the greater of $500,000 and the actual out-of-pocket expenses incurred by the Company for that fiscal year.

         "Expense Reimbursements" is defined in the definition of Expense Reimbursement Amount.

         "Federal Flow Through Entity" is defined in the definition of Flow Through Entity.

         "FF&E" means furniture, fixture and equipment acquired by the Company or a Restricted Subsidiary in the ordinary course of business.

         "FF&E Financing" means Purchase Money Obligations, Capital Lease Obligations, or Industrial Revenue Bond Obligations incurred solely to acquire or lease, respectively, FF&E; provided that, the principal amount of such Indebtedness does not exceed the cost (including sales and excise taxes, installation and delivery charges and other direct costs and expenses) of the FF&E purchased or leased with the proceeds thereof.

         "FF&E Lender" means a Person that is not an Affiliate of the Company and is a lender under FF&E Financing.

         "Flow Through Entity" means an entity that (a) for Federal income tax purposes constitutes (i) an "S corporation" (as defined in Section 1361(a) of the Code), (ii) a "qualified subchapter S subsidiary" (as defined in Section 1361(b)(3)(B) of the Code), (iii) a "partnership" (within the meaning of Section 7701(a)(2) of the Code) other than a "publicly traded partnership" (as defined in Section 7704 of the Code), (iv) a business entity that is disregarded as an entity separate from its owner under the Code, the Treasury Regulations or any published administrative guidance of the Internal Revenue Service, or (v) any other substantially similar pass-through entity for Federal income tax purposes (each of the entities described in the immediately preceding clauses (i), (ii), (iii), (iv) and (v), a "Federal Flow Through Entity") and (b) for state and local jurisdictions in respect of which Permitted Tax Distributions are being made, is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Federal Flow Through Entity.

         "gaap" means generally accepted accounting principles, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified

Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and in the rules and regulations of the Commission.

         "GAAP" means gaap as in effect from time to time.

         "Gaming Authorities" means the Indiana Gaming Commission, the Mississippi Gaming Commission, the Colorado Limited Gaming Control Commission, the Colorado Division of Gaming, and any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including, without limitation, any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its Subsidiaries.

         "Gaming Law" means the provisions of any gaming laws or regulations of any state or jurisdiction to which the Company or any of its Subsidiaries is, or may at any time after the date of this Indenture, be subject.

         "Gaming Licenses" means every finding of suitability, registration, license, franchise or other finding of suitability, registration, approval or authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming activities in any state or jurisdiction in which the Company or any of its Subsidiaries conducts business and all applicable liquor licenses.

         "GNC Land" means the approximately 150 acres of land located adjacent to the Buffington Harbor gaming complex.

         "Government Securities" means (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided that, (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

         "Governmental Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States of America or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

         "guaranty" or "guarantee," used as a noun, means any guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other Obligation. "guarantee," used as a verb, has a correlative meaning.

         "Hedging Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "Holder" means the Person in whose name a Note is registered in the register of the Notes.

         "Indebtedness" of any Person means (without duplication) (i) all liabilities and obligations, contingent or otherwise, of such Person (A) in respect of borrowed money (regardless of whether the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by bonds, debentures, notes or other similar instruments, (C) representing the deferred purchase price of property or services (other than trade payables on customary terms incurred in the ordinary course of business),
(D) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (E) representing Capital Lease Obligations, (F) under bankers' acceptance and letter of credit facilities, (G) to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Capital Stock, or (H) in respect of Hedging Obligations;
(ii) all Indebtedness of others that is guaranteed by such Person; and (iii) all Indebtedness of others that is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided that, the amount of such Indebtedness shall (to the extent such Person has not assumed or become liable for the payment of such Indebtedness) be the lesser of (x) the fair market value of such property at the time of determination and (y) the amount of such Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, the term Indebtedness shall not include obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that, such obligation is extinguished within two business days of its incurrence. The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Industrial Revenue Bond Obligations" means obligations of the Company or any of its Restricted Subsidiaries in connection with industrial revenue bonds issued by the Mississippi Business Finance Corporation ("MBFC"), all of the proceeds of which are loaned by the MBFC to the Company or its Restricted Subsidiaries for the acquisition, construction or development of hotels or other improvements at the Company's or its Restricted Subsidiaries' Casino located in Tunica County, Mississippi.

         "Initial Purchasers" means Jefferies & Company, Inc. and Wells Fargo Securities, LLC.

         "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the date hereof, among the Trustee and Wells Fargo Foothill, Inc., as agent under the Credit Facility, substantially in the form attached hereto as Exhibit D, entered into on the Issue Date in accordance with Section 7.1(g), including any amended or supplemented agreement or any replacement or substitute agreement, in each case substantially in the form of Exhibit D attached hereto.

         "Interest Coverage Ratio" means, for any period, the ratio of (i) Consolidated Cash Flow of the Company for such period, to (ii) Consolidated Interest Expense of the Company for such period. In calculating the Interest Coverage Ratio for any period: (a) pro forma effect shall be given to the incurrence, assumption, guarantee, repayment, repurchase, redemption or retirement by the Company or any of its Restricted Subsidiaries of any Indebtedness subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated, as if the same had occurred at the beginning of the applicable period; (b) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including all mergers and consolidations, subsequent to the commencement of such period shall be calculated on a pro forma basis, assuming that all such acquisitions, mergers and consolidations had occurred on the first day of such period, including giving effect to reductions in costs for such period that are directly attributable to the elimination of duplicative functions and expenses (regardless of whether such cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the Commission or any other regulation or policy of the Commission) as a result of such acquisition, merger or consolidation, provided that, (x) such cost savings were identified and quantified in an Officers' Certificate delivered to the Trustee at the time of the consummation of such acquisition, merger or consolidation and such Officers' Certificate states that such officers believe in good faith that actions will be commenced or initiated within 90 days of the consummation of such acquisition, merger or consolidation to effect such cost savings and sets forth the specific steps to be taken within the 90 days after such acquisition, merger or consolidation to accomplish such cost savings, and (y) with respect to each acquisition, merger or consolidation completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Company or any of its Restricted Subsidiaries within 90 days of such acquisition, merger or consolidation to effect the cost savings identified in such Officers' Certificate (regardless, however, of whether the corresponding cost savings have been achieved); and (c) the financial information of the Company with respect to any portion of such period that falls before the Issue Date shall be adjusted to give pro forma effect to the issuance of the Notes and the application of the proceeds therefrom as if they had occurred at the beginning of such period.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, guarantees and other forms of direct and indirect credit support, advances or capital contributions (excluding (i) payroll commission, travel and similar advances to officers and employees of such Person made in the ordinary course of business and (ii) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "Issue Date" means the date upon which the Notes are first issued.

         "Issuers" means Capital and the Company.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

         "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, regardless of whether filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Liquidated Damages" means liquidated damages payable under the Registration Rights Agreement.

         "Liquor Authorities" means the Mississippi State Tax Commission, the State of Mississippi Alcoholic Beverage Control Division of the Mississippi State Tax Commission, the State Licensing Authority of the State of Colorado, City of Black Hawk, the State of Colorado Liquor Enforcement Division, the State of Indiana Alcohol and Tobacco Commission, the Department of the Treasury Bureau of Alcohol, Tobacco and Firearms, and any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, any other agency with authority to regulate the sale or distribution of alcoholic beverages by the Company or any of its Subsidiaries.

         "Liquor Laws" means the statutes regarding the sale and distribution of alcoholic beverages enforced by the Liquor Authorities and the rules and regulations of the Liquor Authorities.

         "Majestic Investor" means Majestic Investor, LLC, a Delaware limited liability company.

         "Majestic Investor Holdings" means Majestic Investor Holdings, LLC, a Delaware limited liability company.

         "Majestic Star Casino Vessel" means the Majestic Star riverboat casino currently operated by the Company.

         "Management Agreement" means that certain Management Agreement, dated the Issue Date, by and between the Company and BDI, pursuant to which the Company may pay to BDI distributions (the "Management Distributions") for acting as the Manager of the Company, which Management Distributions, for any fiscal quarter, shall not exceed 1% of net revenues (such Management Distributions, the "Revenue-Based Management Distributions") plus 5% of Consolidated Cash Flow (such Management Distributions, the "Cash Flow-Based Management Distributions") for the immediately preceding fiscal quarter; provided that, the payment of such Management Distributions shall be subordinated to the payment in full of principal, interest, premium and Liquidated Damages, if any, then due on the Notes.

         "Management Distributions" is defined in the definition of Management Agreement.

         "Managers" means (i) for so long as the Company is a limited liability company, the Managers appointed pursuant to the Operating Agreement or (ii) otherwise, the Board of Directors of the Company.

         "Members" means the members of the Company.

         "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale, or Capital Contribution in respect, of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash or Cash Equivalents on or after the Issue Date, the amount of cash or Cash Equivalents originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such sale of Qualified Capital Stock or Capital Contribution.

         "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP, reduced by the maximum amount of Permitted Tax Distributions for such period, excluding (to the extent included in calculating such net income) (i) any gain or loss, together with any related taxes paid or accrued on such gain or loss, realized in connection with any Asset Sales and dispositions pursuant to sale-leaseback transactions, and (ii) any extraordinary gain or loss, together with any related taxes paid or accrued on such gain or loss.

         "Net Proceeds" means the aggregate proceeds received in the form of cash or Cash Equivalents in respect of any Asset Sale (other than an Event of Loss) (including payments in respect of deferred payment obligations and any cash or Cash Equivalents received upon the sale or disposition of any non-cash consideration received in any Asset Sale, in each case when received and the net proceeds received in the form of cash or Cash Equivalents in respect of any Event of Loss (including insurance or other payments)), net of

                                    (i)      the reasonable and customary direct
         out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), other than any such costs payable to an Affiliate of the Company,

                                    (ii)     taxes required to be paid by the
         Company or any of its Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year or any Permitted Tax Distributions during the taxable year within which such Asset Sale is consummated or in the immediately succeeding taxable year that would not otherwise be permitted to be distributed but for such Asset Sale,

                                    (iii)    amounts required to be applied to
         the permanent repayment of Purchase Money Obligations and Capital Lease Obligations in connection with such Asset Sale, and

                                    (iv)     appropriate amounts provided as a
         reserve by the Company or any Restricted Subsidiary, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or such Restricted Subsidiary, as the case may be, after such Asset Sale (including, without limitation, as applicable, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification arising from such Asset Sale).

         "Notes" means, collectively, the Series A Notes and the Series B Notes.

         "Obligation" means any principal, premium, interest, penalty, fee, indemnification, reimbursement, damage and other obligation and liability payable under the documentation governing any liability.

         "Officers" means the Chairman of the Board, the President, the Chief Operating Officer, Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary, any Assistant Secretary or any Vice President of the Issuers.

         "Officers' Certificate" means a certificate signed on behalf of the Issuers by two Officers of each of the Company and Capital, in each case, one of whom must be the President, Chief Operating Officer, Chief Financial Officer, Treasurer, Controller or a Senior Vice President.

         "Operating Agreement" means the Limited Liability Company agreement of the Company, as amended from time to time.

         "Opinion of Counsel" means an opinion from legal counsel. Such counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

         "Permitted Investments" means:

                                    (i)      Investments in the Company or in
         any Wholly Owned Subsidiary;

                                    (ii)     Investments in Cash Equivalents;

                                    (iii)    Investments in a Person, if, as a
         result of such Investment, such Person (A) becomes a Wholly Owned Subsidiary, or (B) is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary;

                                    (iv)     Hedging Obligations;

                                    (v)      Investments as a result of
         consideration received in connection with an Asset Sale made in compliance with Section 4.10;

                                    (vi)     Investments existing on the Issue
         Date;

                                    (vii)    Investments paid for solely with
         Capital Stock (other than Disqualified Capital Stock) of the Company;

                                    (viii)   credit extensions to gaming
         customers in the ordinary course of business, consistent with industry practice;

                                    (ix)     stock, obligations or securities
         received in settlement of debts created in the ordinary course of business and owing to the Company in satisfaction of judgments;

                                    (x)      loans or advances to Affiliates or
         to employees of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $1,000,000 at any one time outstanding pursuant to this clause (x);

                                    (xi)     Investments in a joint venture
         between the Company or any of its Restricted Subsidiaries and the municipality of Black Hawk, Colorado, in an amount not to exceed $2,500,000;

                                    (xii)    contribution by the Company or any
         of its Restricted Subsidiaries of Undeveloped Land to a joint venture between the Company or any of its Restricted Subsidiaries, on the one hand, and the municipality of Gary, Indiana, on the other hand, for the purposes of developing on such Undeveloped Land non-gaming facilities; and

                                    (xiii)   Investments in Unrestricted
         Subsidiaries or Affiliates, provided that, the aggregate amount of all such Investments outstanding at any time after the Issue Date pursuant to this clause (xiii) shall not in the aggregate exceed $5,000,000 (measured by the value attributed to the Investment at the time outstanding).

         "Permitted Liens" means:

                                    (i)      Liens arising by reason of any
         judgment, decree or order of any court for an amount and for a period not resulting in an Event of Default with respect thereto, so long as such Lien is being contested in good faith and is adequately bonded, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally adversely terminated or the period within which such proceedings may be initiated shall not have expired;

                                    (ii)     security for the performance of
         bids, tenders, trade, contracts (other than contracts for the payment of money) or leases, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, consistent with industry practice;

                                    (iii)    Liens (other than Liens arising
         under ERISA) for taxes, assessments or other governmental charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company in accordance with gaap;

                                    (iv)     Liens of carriers, warehousemen,
         mechanics, landlords, materialmen, repairmen or other like Liens arising by operation of law in the ordinary course of business consistent with industry practices (other than Liens arising under ERISA) and Liens on deposits made to obtain the release of such Liens if (a) the underlying obligations are not overdue for a period of more than 30 days or (b) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with gaap;

                                    (v)      Liens arising by virtue of any
         contractual, statutory, or common law provision relating to bankers' liens, rights of set-off, or similar rights and remedies regarding deposit accounts or other funds maintained with a creditor depository institution;

                                    (vi)     easements, rights of way, zoning
         and similar restrictions, covenants, conditions and restrictions and other encumbrances or title defects incurred in the ordinary course of business, consistent with industry practices that do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or a Subsidiary) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; provided that, such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit;

                                    (vii)    pledges or deposits made in the
         ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

                                    (viii)   Liens securing Refinancing
         Indebtedness incurred in compliance with this Indenture to refinance Indebtedness secured by Liens, provided, (a) such Liens do not extend to any additional property or assets; (b) if the Liens securing the Indebtedness being refinanced were subordinated to or pari passu with the Liens securing the Notes or any intercompany loan, as applicable, such new Liens are subordinated to or pari passu with such Liens to the same extent, and any related subordination or intercreditor agreement is confirmed; and (c) such Liens are no more adverse to the interests of Holders than the Liens replaced or extended thereby;

                                    (ix)     Liens that secure Acquired Debt;
         provided that, such Liens do not extend to or cover any property or assets other than those of the Person being acquired and were not put in place in anticipation of such acquisition;

                                    (x)      Liens that secure FF&E Financing
         permitted to be incurred pursuant to clause (b) of the second paragraph of Section 4.9; provided that, such Liens do not extend to or cover any property or assets other than those being acquired or developed;

                                    (xi)     those matters shown as exceptions
         to title on the title policies, dated as of the Issue Date, and issued by Fidelity National Title Insurance Company for the benefit of the Trustee;

                                    (xii)    Liens securing Obligations under
         this Indenture, the Notes or the Security Documents;

                                    (xiii)   Liens on assets of the Company and
         the Subsidiaries, and the proceeds of any or all the foregoing, securing Indebtedness under the Credit Facility incurred pursuant to clause (a) of the second paragraph of Section 4.9;

                                    (xiv)    Liens on the assets of a gaming
         establishment owned by the Company or a Restricted Subsidiary and containing at least 1,000 gaming devices and securing additional Indebtedness incurred under the Credit Facility, in an amount not to exceed $10,000,000;

                                    (xv)     with respect to any vessel included
         in the Collateral, certain maritime liens, including liens for crew's wages and salvage;

                                    (xvi)    leases or subleases granted in the
         ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Restricted Subsidiaries;

                                    (xvii)   Liens evidenced by precautionary
         Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business; and

                                    (xviii)  Liens on the GNC Land securing
         Indebtedness incurred pursuant to Section 4.9, so long as the aggregate amount of the Indebtedness secured by such Liens shall not exceed at any one time outstanding exceed 50% of the value of the aggregate consideration paid or given by the Company and its Restricted Subsidiaries for the GNC Land.

         "Permitted Tax Distributions" in respect of the Company and each Subsidiary that qualifies as a Flow Through Entity shall mean, with respect to any taxable year, the sum of:

                           (a)      the product of (i) the excess of (A) all
items of taxable income or gain (other than capital gain) of the Company that is allocated (or otherwise flows through) to Equity Holders (or the Upper Tier Equity Holders, as the case may be) for such year over (B) all items of taxable deduction or loss (other than capital loss) of the Company that is allocated (or otherwise flows through) to Equity Holders (or the Upper Tier Equity Holders, as the case may be) for such year and (ii) the Applicable Income Tax Rate, plus

                           (b)      the product of (i) the net capital gain
(i.e., net long-term capital gain over net short-term capital loss), if any, of the Company that is allocated (or otherwise flows through) to Equity Holders (or the Upper Tier Equity Holders, as the case may be) for such year and (ii) the Applicable Capital Gain Tax Rate, plus

                           (c)      the product of (i) the net short-term
capital gain (i.e., net short-term capital gain in excess of net long-term capital loss), if any, of the Company that is allocated (or otherwise flows through) to Equity Holders (or the Upper Tier Equity Holders, as the case may
be) for such year and (ii) the Applicable Income Tax Rate, minus

                           (d)      the aggregate Tax Loss Benefit Amount for
the Company for such year;

provided that, in no event shall the Applicable Income Tax Rate or the Applicable Capital Gain Tax Rate exceed the greater of (1) the highest aggregate applicable effective marginal rate of Federal, state, and local income to which a corporation doing business in the State of New York would be subject in the relevant year of determination (as certified to the Trustee by a nationally recognized tax accounting firm) plus 5%; and (2) 60%. For purposes of calculating the amount of the Permitted Tax Distributions, the proportionate part of the items of taxable income, gain, deduction, or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity shall be included in determining the taxable income, gain, deduction, or loss (including capital gain or loss) of the Company.

         Estimated tax distributions shall be made within fifteen days following March 31, May 31, August 31, and December 31 based upon an estimate of the excess of (x) the tax distributions that would be payable for the period beginning on January 1 of such year and ending on March 31, May 31, August 31, and December 31 if such period were a taxable year (computed as provided above) over (y) distributions attributable to all prior periods during such taxable year; provided that, the estimated tax distribution with respect to the period ending December 31 may be made within the last five days of such period.

         Prior to making any estimated tax distribution, the Company shall require each Equity Holder and Upper Tier Equity Holder to agree that (a) promptly after the Company and each Subsidiary file their respective annual tax return, (i) such Equity Holder and Upper Tier Equity Holder shall be jointly and severally liable to reimburse the Company to the extent the estimated tax distributions made to such Equity Holder exceeded the actual Permitted Tax Distributions, as determined on the basis of such tax returns filed in respect of such taxable year for that Equity Holder (or Upper Tier Equity Holder, as the case may be) and (ii) the Company shall make a further payment to such Equity Holder to the extent such estimated tax distributions were less than the actual Permitted Tax Distributions, as determined on the basis of such tax returns filed in respect of such taxable year for that Equity Holder (or Upper Tier Equity Holder, as the case may be) and (b) if the appropriate Federal or state taxing authority finally determines that the amount of the items of taxable income, gain, deduction, or loss (including capital gain or loss) of the Company or any Subsidiary that is treated as a Flow Through Entity for any taxable year or the aggregate Tax Loss Benefit Amounts carried forward to such taxable year should be changed or adjusted (including by reason of a final determination that the Company or such Subsidiary was not a Flow Through Entity), then (i) such Equity Holder and Upper Tier Equity Holder shall be jointly and severally liable to reimburse the Company in an amount (such amount, until reimbursed to the Company, an "Unreimbursed Tax Distribution Amount") equal to the sum of (A) the excess of (x) the Permitted Tax Distributions previously made to such Equity Holder in respect of that taxable year over (y) the Permitted Tax Distributions with respect to such taxable year, taking into account such change or adjustment for such Equity Holder, plus (B) interest and penalties imposed on the Company and its Subsidiaries by a Governmental Authority resulting from a final determination that the Company or a Subsidiary was not a Flow Through Entity, and (ii) the Company shall make a further payment to such Equity Holder to the extent the Permitted Tax Distributions previously made to such Equity Holder in respect of that taxable year were less than the Permitted Tax Distributions payable to such Equity Holder with respect to such taxable year taking into account such change or adjustment.

         To the extent that any tax distribution would otherwise be made to any Equity Holder at a time when an obligation of such Equity Holder to make a payment to the Company pursuant to the previous paragraph remains outstanding, the amount of any tax distribution to be made shall be reduced by the amounts such Equity Holder is obligated to pay the Company.

         "Permitted Vessel Lien" means a Lien on the Majestic Star Casino Vessel that secures FF&E Financing; provided that, (a) the FF&E Lender agrees (i) to release such Lien upon satisfaction of such FF&E Financing, (ii) to release such Lien upon payment (or promise of payment) to such FF&E Lender of that portion of the proceeds of the sale of the Majestic Star Casino Vessel attributable to the related FF&E, and (iii) that such Lien is subordinate and inferior in every respect to the Lien of the Trustee pursuant to the Preferred Ship Mortgage on the hull and other equipment constituting the Majestic Star Casino Vessel (other than the related FF&E), and (b) such Lien shall not have an adverse impact on the Holders.

         "Permitted Vessel Relocation" means the relocation of the Majestic Star Casino Vessel from its current location at the docking facilities owned by the BHR Joint Venture to new docking facilities on the GNC Land; provided that, each of the following conditions precedent shall have been satisfied: (x) the Company or any of its Restricted Subsidiaries shall have acquired the GNC Land, (y) the Company shall have constructed or acquired new docking facilities thereon, which new docking facilities have substantially similar amenities as or better amenities than those of the docking facilities owned by the BHR Joint Venture immediately prior to such relocation, and (z) the Company shall have entered into a berthing agreement with the owner or owners of such facilities (if such owner or owners are other than the Company or its Restricted Subsidiaries) on terms no less favorable to the Company or such Restricted Subsidiary than those set forth in the Berthing Agreement as in effect immediately prior to such relocation.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

         "Preferred Ship Mortgages" means (i) the preferred ship mortgage on the Tunica Vessel, dated as of the Issue Date, by and between Barden Mississippi Gaming, LLC and the Trustee, and (ii) the preferred ship mortgage on The Majestic Star Casino Vessel, dated as of the Issue Date, by and between the Company and the Trustee.

         "Pre-Opening Expenses" means all costs of start-up activities that are required to be expensed (and are not capitalized) in accordance with SOP 98-5.

         "Purchase Money Obligations" means Indebtedness representing, or incurred to finance, the cost (i) of acquiring any assets and (ii) of construction or build-out of facilities (including Purchase Money Obligations of any other Person at the time such other Person is merged with or into or is otherwise acquired by the Issuers); provided that, (x) the principal amount of such Indebtedness does not exceed 80% of such cost, including construction charges, (y) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired, constructed or built and (z) such Indebtedness is incurred, and any Liens with respect thereto are granted, within 180 days of the acquisition or commencement of construction or build-out of such property or asset.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Qualified Capital Stock" means, with respect to any Person, Capital Stock of such Person other than Disqualified Capital Stock.

         "Qualified Equity Offering" means (1) an underwritten registered public offering of Qualified Capital Stock of the Company for cash, other than pursuant to Form S-8 (or any successor thereto) under the Securities Act and other than shares of Qualified Capital Stock of the Company issued pursuant to employee benefit plans or as compensation to employees, and (2) an unregistered offering of Qualified Capital Stock of the Company for cash resulting in net proceeds to the Company in excess of $10,000,000.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Issue Date, by and among the Issuers and the Initial Purchasers as such agreement may be amended, modified or supplemented from time to time.

         "Related Business" means the gaming and hotel businesses conducted by the Company as of the Issue Date and any and all businesses that in the good faith judgment of the Managers are materially related businesses.

         "Required Regulatory Redemption" means a redemption by the Issuers of any Holder's Notes pursuant to, and in accordance with, any order of any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License, or to the extent necessary in the reasonable, good faith judgment of the Managers to prevent the loss, failure to obtain or material impairment or to secure the reinstatement of, any Gaming License, where such redemption or acquisition is required because the Holder or beneficial owner of Notes is required to be found suitable or to otherwise qualify under any Gaming Laws and is not found suitable or so qualified within a reasonable period of time.

         "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee located at the Corporate Trust Office (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Securities" means Notes that bear or are required to bear the legends set forth in Exhibit A hereto.

         "Restricted Subsidiary" means a Subsidiary other than an Unrestricted Subsidiary.

         "Return from Unrestricted Subsidiaries" means (a) 50% of the fair market value of any dividends or distributions received by the Company or a Restricted Subsidiary from an Unrestricted Subsidiary, to the extent that such dividends or distributions were not otherwise included in Consolidated Net Income of the Company, plus (b) to the extent not otherwise included in Consolidated Net Income of the Company, an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the sale or liquidation of any Unrestricted Subsidiaries (other than the sale, distribution or liquidation of an Unrestricted Subsidiary that as of the Issue Date had been designated as an Unrestricted Subsidiary); plus (c) to the extent that any Unrestricted Subsidiary is designated to be a Restricted Subsidiary, the fair market value of the Company's Investment in such Subsidiary on the date of such designation.

         "Revenue-Based Management Distributions" is defined in the definition of Management Agreement.

         "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or under any similar rule or regulation hereafter adopted by the Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Agreement" means that certain Pledge and Security Agreement to encumber substantially all of the assets of the Company, including the Company's interest in the Berthing Agreement, in favor of the Trustee, for the ratable benefit of the Holders of the Notes, as the same may be amended in accordance with the terms thereof and this Indenture.

         "Security Documents" means, collectively, the BDI Pledge Agreement, the Preferred Ship Mortgages, the Security Agreement, the Trademark Security Agreement, and any other agreements, instruments, financing statements or other documents that evidence, set forth or limit the Lien of the Trustee in the Collateral.

         "Series A Notes" means the Issuers' 9-1/2% Series A Senior Notes due 2010, as authenticated and issued under this Indenture.

         "Series B Notes" means the Issuers' 9-1/2% Series B Senior Notes due 2010, as authenticated and issued under this Indenture.

         "subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity (including a limited liability company) of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (ii) any partnership in which such Person or any of its subsidiaries is a general partner.

         "Subsidiary" means any subsidiary of the Company.

         "Subsidiary Guarantor" means any Restricted Subsidiary that has executed and delivered in accordance with this Indenture an unconditional and irrevocable Subsidiary Guarantee of the Issuers' obligations under the Notes and such Person's successors and assigns.

         "Tax Loss Benefit Amount" means, with respect to any taxable year, the amount by which the Permitted Tax Distributions would be reduced were a net operating loss or net capital loss from a prior taxable year of the Company ending subsequent to the Issue Date carried forward to such taxable year; provided that, for such purpose the amount of any such net operating loss or net capital loss shall be utilized only once and in each case shall be carried forward to the next succeeding taxable year until so utilized. For purposes of calculating the Tax Loss Benefit Amount, the proportionate part of the items of taxable income, gain, deduction, or loss (including capital gain or loss) of any Subsidiary that is a Flow

Through Entity for a taxable year of such Subsidiary ending subsequent to the Issue Date shall be included in determining the amount of net operating loss or net capital loss of the Company.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date hereof until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

         "Trademark Security Agreement" means that certain Trademark Security Agreement, dated as of the Issue Date, by and among the Issuers, the Subsidiary Guarantors and the Trustee, substantially in the form of Exhibit F hereto, as amended or supplemented from time to time.

         "transfer" means, with respect to any asset, any direct or indirect sale, assignment, transfer, lease, conveyance, or other disposition (including, without limitation, by way of merger or consolidation).

         "Trustee" means The Bank of New York, a New York banking corporation, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Tunica Vessel" means that certain vessel and appurtenances described as:

Name                         Fitzgeralds Tunica
Official Number:             262757
Type:                        Barge

         "Undeveloped Land" means any unimproved land owned by the Company or any of its Restricted Subsidiaries; provided that, for the avoidance of doubt, for purposes of determining the amount of any Permitted Investment pursuant to clause (xii) of the definition thereof, (a) the amount of such contribution attributable to the amount or value of any Investments in, or capital expenditures or other payments with respect to, or development of or improvement on, such Undeveloped Land after the Issue Date (other than minor improvements and other than payments for reasonable costs incurred in connection with such contribution, which costs would customarily be incurred by a seller of unimproved land, including, without limitation, for title charges, environmental studies, surveys and legal fees) shall not constitute a Permitted Investment, and (b) any Investments in, or capital expenditures or other payments with respect to, such joint venture after the Issue Date shall not constitute a Permitted Investment.

         "Unreimbursed Tax Distribution Amount" is defined in the definition of Permitted Tax Distributions.

         "Unrestricted Subsidiary" means (1) Barden Nevada Gaming, LLC, a Nevada limited liability company, and (2) any other Subsidiary that, at or prior to the time of determination, shall have been designated by the Managers as an Unrestricted Subsidiary; provided that, such Subsidiary (a) does not hold any Indebtedness or Capital Stock of, or any Lien on any assets of, the Company or any Restricted Subsidiary; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date. The Managers may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the Interest Coverage Ratio test set forth in Section 4.9 calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation. The Managers may designate any Restricted Subsidiary to be an Unrestricted Subsidiary so long as no Default or Event of Default is in existence at the time of such designation or would be in existence following such designation. The Company shall be deemed to make an Investment in each Subsidiary designated as an Unrestricted Subsidiary immediately following such designation in an amount equal to the Investment in such Subsidiary and its subsidiaries immediately prior to such designation. Any such designation by the Managers shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Managers giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions and is permitted by Section 4.9.

         "Upper Tier Equity Holder" means, in the case of any Flow Through Entity the Equity Holder of which is, in turn, a Flow Through Entity, the person that is ultimately subject to tax on a net income basis on the items of taxable income, gain, deduction, and loss of the Company and its Subsidiaries that are Flow Through Entities.

         "U.S. Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.

         "Voting Stock" means, with respect to any Person, (i) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the Board of Directors, managers or trustees of such Person (regardless of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) above.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years (rounded to the nearest one-twelfth) obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

         "Wholly Owned Subsidiary" of any Person means a subsidiary of such Person all the Capital Stock of which (other than directors' qualifying shares) is owned directly or indirectly by such Person or by a Wholly Owned Subsidiary of such Person; provided that, with respect to the Company, the term Wholly Owned Subsidiary shall exclude Unrestricted Subsidiaries.

                  SECTION 1.2 OTHER DEFINITIONS.

TERM                                                                      DEFINED IN SECTION
----                                                                      ------------------
"Change of Control Offer" .........................................               4.14
"Change of Control Payment" .......................................               4.14
"Change of Control Payment Date" ..................................               4.14
"Covenant Defeasance" .............................................               8.3
"Definitive Notes" ................................................               2.1
"Event of Default" ................................................               6.1
"Excess Proceeds" .................................................               4.10
"Excess Proceeds Offer" ...........................................               4.10
"Excess Proceeds Offer Period" ....................................               4.10
"Excess Proceeds Payment Date" ....................................               4.10
"Global Notes" ....................................................               2.1
"Legal Defeasance" ................................................               8.2

"Maximum Credit Facility Amount" ..................................        4.9(a)
"Paying Agent" ....................................................        2.3
"Purchase Amount" .................................................        4.10
"Refinance" .......................................................        4.9(h)
"Refinancing Indebtedness" ........................................        4.9(h)
"Registrar" .......................................................        2.3
"Restricted Payments" .............................................        4.7
"Subsidiary Guarantee" ............................................        10.8

         SECTION 1.3 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee;

         "obligor" on the Notes means the Issuers, the Subsidiary Guarantors and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute, or defined by Commission rule under the TIA have the meanings so assigned to them.

         SECTION 1.4 RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (1)      a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3)      "or" is not exclusive;

         (4) words in the singular include the plural, and in the plural include the singular;

         (5)      provisions apply to successive events and transactions;

         (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision, and the terms "Article," "Section," and "Exhibit," unless otherwise specified or indicated by the context in which used, mean the corresponding article or section of, or the corresponding exhibit to, this Indenture; and

         (7) references to agreements and other instruments include subsequent amendments, supplements and waivers to such agreements or instruments but only to the extent not prohibited by this Indenture.

                                   ARTICLE II
                                    THE NOTES

                  SECTION 2.1 FORM AND DATING.

         The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto, the terms of which are incorporated in and made a part of this Indenture. Each Note shall include the Subsidiary Guarantee executed by each of the Subsidiary Guarantors in the form of Exhibit C attached hereto, the terms of which are incorporated into and made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers are subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in denominations of $1,000 and integral multiples thereof.

         The Notes will be issued (i) in global form (the "Global Notes"), substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 3 thereto) and (ii) under certain circumstances, in definitive form (the "Definitive Notes"), substantially in the form of Exhibit A attached hereto (excluding the text referred to in footnotes 1 and 3 thereto). Each Global Note shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon; provided that, the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6.

                  SECTION 2.2 EXECUTION AND AUTHENTICATION.

         Two Officers of each of the Issuers shall sign the Notes for the Issuers by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibit A attached hereto.

         The Trustee shall, upon a Company Order, authenticate for original issue Notes in any aggregate principal amount. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. Subject to Section 4.9, additional Notes may be issued hereunder from time to time, without the consent of the Holders of previously issued Notes, in an aggregate principal amount to be determined from time to time by the Issuers; provided that, additional Notes may not be issued with original issue discount as determined under section 1271 et seq. of the Code.

         The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authenticating by the Trustee includes authenticating by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers or an Affiliate of the Issuers.

         The Issuers, the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (subject to the provisions of this Indenture and the Notes with respect to record dates) interest on such Note and for all other purposes whatsoever, whether or not such
Note is overdue, and neither the Issuers, the Trustee nor any agent of the Issuers or the Trustee shall be affected by notice to the contrary.

                  SECTION 2.3 REGISTRAR, PAYING AGENT AND DEPOSITARY.

         The Issuers shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent"). The Issuers initially appoint the Trustee as Registrar and Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar, except that for purposes of Articles III and VIII and Sections 4.1, 4.10 and 4.14, neither the Company nor any of its Subsidiaries shall act as Paying Agent.

         The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent.

         The Issuers initially appoint DTC to act as Depositary with respect to the Global Notes. The Trustee shall act as custodian for the Depositary with respect to the Global Notes.

                  SECTION 2.4 PAYING AGENT TO HOLD MONEY IN TRUST.

         The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes and shall notify the Trustee in writing of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money delivered to the Trustee. If the Company or a Subsidiary of the Company acts as Paying Agent (subject to Section 2.3), it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization related to the Company, the Trustee shall serve as Paying Agent for the Notes.

                  SECTION 2.5 HOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of Notes held by each such Holder, and the Issuers shall otherwise comply with TIA Section 312(a).

                  SECTION 2.6 TRANSFER AND EXCHANGE.

                           (a)      Transfer and Exchange of Definitive Notes.
When Definitive Notes are presented by a Holder to the Registrar with a request
(1) to register the transfer of the Definitive Notes or (2) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that, the Definitive Notes so presented (A) have been duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and (B) in the case of a Restricted Security, such request shall be accompanied by the following additional documents:

                                    (i)      if such Restricted Security is
         being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                                    (ii)     if such Restricted Security is
         being transferred to a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                                    (iii)    if such Restricted Security is
         being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto) and an opinion of counsel reasonably acceptable to the Issuers and the Registrar to the effect that such transfer is in compliance with the Securities Act.

                           (b)      Transfer of a Definitive Note for a
Beneficial Interest in a Global Note. A Definitive Note may be exchanged for a beneficial interest in a Global Note only upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                                    (i)      written instructions directing the
         Trustee to make an endorsement on the appropriate Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note; and

                                    (ii)     if such Definitive Note is a
         Restricted Security, a certification (in substantially the form of Exhibit B attached hereto) and, if applicable, a legal opinion, in each case similar to that required pursuant to Section 2.6(a)(i)-(iii), as applicable;

in which case the Trustee shall cancel such Definitive Note and cause the aggregate principal amount of Notes represented by the appropriate Global Note to be increased accordingly. If no Global Note is then outstanding, the Issuers shall issue and the Trustee shall authenticate a new Global Note in the appropriate principal amount.

                           (c)      Transfer and Exchange of Global Notes. The
transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

                           (d)      Transfer of a Beneficial Interest in a
Global Note for a Definitive Note. Upon receipt by the Trustee of written transfer instructions (or such other form of instructions as is customary for the Depositary), from the Depositary (or its nominee) on behalf of any Person having a beneficial interest in a Global Note, the Trustee shall, in accordance with the standing instructions and procedures existing between the Depositary and the Trustee, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Issuers shall execute and the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount; provided that, in the case of a Restricted Security, such instructions shall be accompanied by the following additional documents:

                                    (i)      if such beneficial interest is
         being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                                    (ii)     if such beneficial interest is
         being transferred to a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the

         Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                                    (iii)    if such beneficial interest is
         being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto) and an opinion of counsel reasonably acceptable to the Issuers and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

Definitive Notes issued in exchange for a beneficial interest in a Global Note shall be registered in such names and in such authorized denominations as the Depositary shall instruct the Trustee.

                           (e)      Transfer and Exchange of Global Notes.
Notwithstanding any other provision of this Indenture, the Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary; provided that, if:

                                    (i)      the Depositary (a) notifies the
         Issuers that the Depositary is unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Issuers within 90 days after delivery of such notice, or (b) has ceased to be a clearing agency registered under the Exchange Act; or

                                    (ii)     the Issuers, at their sole
         discretion, notify the Trustee in writing that they elect to cause the issuance of Definitive Notes under this Indenture;

then the Issuers shall execute and the Trustee shall authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Global Note in exchange for such Global Note.

                           (f)      Cancellation and/or Adjustment of Global
Notes. At such time as all beneficial interests in the Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or cancelled, the Global Note shall be returned to (or retained by) and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in the Global
Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee to reflect such reduction.

                           (g)      General Provisions Relating to Transfers and
Exchanges. To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request. All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be legal, valid and binding obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

         No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange (without transfer to another person) pursuant to Sections 2.10, 3.7, 3.8, 4.10, 4.14 and 9.5).

         The Issuers shall not be required to: (i) issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 and ending at the close of business on the day of selection; or (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (iii) register the transfer of or exchange a Note between a record date and the next succeeding interest payment date.

         Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for all purposes, and neither the Trustee, any Agent nor the Issuers shall be affected by notice to the contrary.

         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly require by, and to do so if and when expressly required by the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements thereof.

                           (h)      Exchange of Series A Notes for Series B
Notes. The Series A Notes may be exchanged for Series B Notes pursuant to the terms of the Exchange Offer. The Trustee and Registrar shall make the exchange as follows:

         The Issuers shall present the Trustee with an Officers' Certificate certifying the following:

                                              (A)  upon issuance of the Series B
                  Notes, the transactions contemplated by the Exchange Offer have been consummated; and

                                              (B)  the principal amount of
                  Series A Notes properly tendered in the Exchange Offer that are represented by a Global Note and the principal amount of Series A Notes properly tendered in the Exchange Offer that are represented by Definitive Notes; the name of each Holder of such Definitive Notes; the principal amount properly tendered in the Exchange Offer by each such Holder; and the name and address to which Definitive Notes for Series B Notes shall be registered and sent for each such Holder.

         The Trustee, upon receipt of (i) such Officers' Certificate, (ii) an Opinion of Counsel (x) to the effect that the Series B Notes have been registered under Section 5 of the Securities Act and this Indenture has been qualified under the TIA and (y) with respect to the matters set forth in Section 6(p) of the Registration Rights Agreement and (iii) a Company Order, shall authenticate (A) a Global Note for Series B Notes in aggregate principal amount equal to the aggregate principal amount of Series A Notes represented by a Global Note indicated in such Officers' Certificate as having been properly tendered and (B) Definitive Notes representing Series B Notes registered in the names of, and in the principal amounts indicated in such Officers' Certificate.

         If the principal amount at maturity of the Global Note for the Series B Notes is less than the principal amount at maturity of the Global Note for the Series A Notes, the Trustee shall make an endorsement on such Global Note for Series A Notes indicating a reduction in the principal amount at maturity represented thereby.

         The Trustee shall deliver such Definitive Notes for Series B Notes to the Holders thereof as indicated in such Officers' Certificate.

                  SECTION 2.7 REPLACEMENT NOTES.

         If any mutilated Note is surrendered to the Trustee, or the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers or the Trustee may charge for their expenses in replacing a Note.

         Every replacement Note is an obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

                  SECTION 2.8 OUTSTANDING NOTES.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.8 as not outstanding.

         If a Note is replaced pursuant to Section 2.7, the replaced Note ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

         Subject to Section 2.9, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note; however, Notes held by the Trustee shall not be deemed to be outstanding for purposes of Section 3.7.

                  SECTION 2.9 TREASURY NOTES.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any Affiliate of the Issuers shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be considered as not outstanding.

                  SECTION 2.10 TEMPORARY NOTES.

         Pending the preparation of definitive Notes, the Issuers (and the Subsidiary Guarantors) may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

         If temporary Notes are issued, the Issuers (and the Subsidiary Guarantors) shall cause definitive Notes to be prepared without unreasonable delay. The definitive Notes shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any principal national securities exchange, if any, on which the Notes are listed, all as determined by the Officers executing such definitive Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency maintained by the Issuers for such purpose pursuant to
Section 4.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuers (and the

Subsidiary Guarantors) shall execute, and the Trustee shall authenticate and deliver, in exchange therefor the same aggregate principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

                  SECTION 2.11 CANCELLATION.

         The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall retain or destroy cancelled Notes in accordance with its normal practices (subject to the record retention requirement of the Exchange Act) unless the Issuers direct them to be returned to the Issuers. The Issuers may not issue new Notes to replace Notes that have been redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in its customary manner.

                  SECTION 2.12 DEFAULTED INTEREST.

         If the Issuers default in a payment of interest on the Notes, the Issuers shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section
4.1. The Issuers shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Issuers (or the Trustee, in the name of and at the expense of the Issuers) shall mail to the Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                  SECTION 2.13 LEGENDS.

                           (a)      Except as permitted by Sections 2.13(b) or
(c), each Note shall bear legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A attached hereto.

                           (b)      Upon any sale or transfer of a Restricted
Security (including any Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                                    (i)      in the case of any Restricted
         Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Restricted Security for a Definitive Note that does not bear the legends required by Section 2.13(a); and

                                    (ii)     in the case of any Restricted
         Security represented by a Global Note, such Restricted Security shall not be required to bear the legends required by Section 2.13(a), but shall continue to be subject to the provisions of Section 2.6(c); provided that, with respect to any request for an exchange of a Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legends required by Section 2.13(a), which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144.

                           (c)      The Issuers (and the Subsidiary Guarantors)
shall issue and the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer. The Series B Notes shall not bear the legends required by Section 2.13(a) unless the Holder of such Series A Notes is either (A) a broker-dealer who purchased such Series A Notes directly from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Issuers.

                  SECTION 2.14 DEPOSIT OF MONEYS.

         Subject to Section 3.5, prior to 10:00 a.m. on each date on which the principal of, premium, if any, and interest on the Notes are due, the Issuers shall deposit with the Trustee or Paying Agent in immediately available funds, money sufficient to make cash payments, if any, due on such date in a timely manner that permits the Trustee or the Paying Agent to remit payment to the Holders on such date.

                  SECTION 2.15 CUSIP NUMBERS.

         The Issuers may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that, any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee in writing of any change in the "CUSIP" numbers.

                                  ARTICLE III
                                   REDEMPTION

                  SECTION 3.1 NOTICES TO TRUSTEE.

         If the Issuers elect to redeem Notes pursuant to Section 3.7, or are required to redeem Notes pursuant to Section 3.8, the Issuers shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date (except in the case of a Required Regulatory Redemption requiring less notice), an Officers' Certificate setting forth (i) the clause of Section 3.7 pursuant to which the redemption shall occur or if the redemption is required by Section 3.8, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

                  SECTION 3.2 SELECTION OF NOTES TO BE REDEEMED.

         If less than all of the Notes are to be redeemed pursuant to Section
3.7 or 3.8, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and reasonable.

         The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                  SECTION 3.3 NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a redemption date (except in the case of a Required Regulatory Redemption requiring less notice), the Issuers shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed at such Holder's registered address.

         The notice shall identify the Notes to be redeemed and shall state:

                                              (1)      the redemption date;

                                              (2)      the redemption price;

                                              (3)      if any Note is being
         redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon cancellation of the original Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

                                              (4)      the name and address of
         the Paying Agent;

                                              (5)      that Notes called for
         redemption must be surrendered to the Paying Agent to collect the redemption price;

                                              (6)      that, unless the Issuers
         default in making such redemption payment, interest on Notes or portions of Notes called for redemption ceases to accrue on and after the redemption date;

                                              (7)      the paragraph of the
         Notes and/or the section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                                              (8)      the CUSIP number of the
         Notes to be redeemed.

         At the Issuers' request, the Trustee shall give the notice of redemption in the name of the Issuers and at the Issuers' expense; provided that, the Issuers shall deliver to the Trustee, at least 15 days (unless a shorter period is acceptable to the Trustee) prior to the date such notice is to be given, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

                  SECTION 3.4 EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption has been mailed to the Holders in accordance with Section 3.3 herein, Notes called for redemption become due and payable on the redemption date at the redemption price. At any time prior to the mailing of a notice of redemption to the Holders pursuant to Section 3.3, the Issuers may withdraw, revoke or rescind any notice of redemption delivered to the Trustee without any continuing obligation to redeem the Notes as contemplated by such notice of redemption.

                  SECTION 3.5 DEPOSIT OF REDEMPTION PRICE.

         At or before 10:00 a.m. on the redemption date, the Issuers shall deposit with the Trustee (to the extent not already held by the Trustee) or with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

         Interest on the Notes to be redeemed shall cease to accrue on the applicable redemption date, whether or not such Notes are presented for payment, if the Issuers make or deposit the redemption payment in accordance with this
Section 3.5. If any Note called for redemption shall not be paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

                  SECTION 3.6 NOTES REDEEMED IN PART.

         Upon surrender of a Note that is redeemed in part, the Issuers shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                  SECTION 3.7 OPTIONAL REDEMPTION.

                           (a)      Except as set forth in Sections 3.7(b) and
3.8, the Notes are not redeemable at the Issuers' option prior to October 15, 2007. Thereafter, the Notes will be subject to redemption at the option of the Issuers, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the applicable date of redemption, if redeemed during the 12-month period beginning on October 15 of the years indicated below:

      Year               Percentage
      ----               ----------
2007                     104.750%
2008                     102.375%
2009 and thereafter      100.000%

                           (b)      Notwithstanding the foregoing, at any time
or from time to time prior to October 15, 2006, the Issuers may redeem, at their option, up to 35% of the aggregate principal amount of the Notes then outstanding at a redemption price of 109.500% of the principal amount thereof, plus accrued and unpaid interest thereon and Liquidated Damages, if any, through the applicable date of redemption, with the Net Cash Proceeds of one or more Qualified Equity Offerings; provided that, (a) such redemption shall occur within 60 days of the date of closing of such Qualified Equity Offerings and (b) at least 65% of the aggregate principal amount of Notes issued on or after the Issue Date remains outstanding immediately after giving effect to each such redemption.

                  SECTION 3.8 REQUIRED REGULATORY REDEMPTION.

         The Notes shall be redeemable by the Issuers, in whole or in part, at any time upon not less than 20 Business Days nor more than 60 days notice (or such earlier date as may be required by any Gaming Authority) at 100% of the principal amount thereof plus accrued and unpaid interest thereon (or, if required by any Gaming Authority, the fair market value of such Notes, or such other amount as may be required by applicable law or order of such Gaming Authority) and Liquidated Damages (if permitted by relevant Gaming Authorities), if any, to the redemption date, pursuant to a Required Regulatory Redemption. Any Required Regulatory Redemption shall, except as specifically provided in this Section 3.8, be made in accordance with the applicable provisions of Sections 3.3, 3.4 and 3.5 unless other procedures are required by any Gaming Authority. In addition, where such redemption is required because the Holder or beneficial owner of Notes is required to be found suitable or to otherwise qualify under any Gaming Laws and is not found suitable or so qualified, the Issuers shall have the right to require any such Holder or beneficial owner to dispose of its Notes upon 30 days' notice (or such earlier date as may be required by the applicable Gaming Authority).

                  SECTION 3.9 NO MANDATORY REDEMPTION.

         The Issuers shall not be required to make mandatory redemption payments with respect to the Notes (except for a Required Regulatory Redemption). The Notes shall not have the benefit of any sinking fund.

                                   ARTICLE IV
                                    COVENANTS

                  SECTION 4.1 PAYMENT OF NOTES.

         The Issuers shall pay the principal and premium, if any, of, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds on or before that date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Issuers, no later than three Business Days following the date of payment, any money that exceeds such amount of principal, premium, if any, and interest then due and payable on the Notes. The Issuers shall pay any and all amounts, including, without limitation, Liquidated Damages, if any, on the dates and in the manner required under the Registration Rights Agreement.

         The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

                  SECTION 4.2 MAINTENANCE OF OFFICE OR AGENCY.

         The Issuers shall maintain an office or agency (which may be an office of the Trustee, Registrar or co-registrar) in the Borough of Manhattan, The City of New York where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that, no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.3.

                  SECTION 4.3 REPORTS.

                           (a)      Regardless of whether required by the rules
and regulations of the Commission, so long as any Notes are outstanding, the Issuers will furnish to the Trustee and Holders, within 15 days after either Issuer is or would have been required to file such with the Commission, (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if either of the Issuers were required to file such Forms, including for each a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Issuers' independent certified public accountants and (ii) all information that would be required to be contained in a filing with the Commission on Form 8-K if either of the Issuers were required to file such reports. From and after the time either of the Issuers files a registration statement with the Commission with respect to the Notes, the Issuers will file such information with the Commission so long as the Commission will accept such filings.

         Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                           (b)      So long as is required for an offer or sale
of the Notes to qualify for an exemption under Rule 144A, the Issuers (and the Subsidiary Guarantors) shall, upon request, provide the information required by clause (d)(4) thereunder to each Holder and to each beneficial owner and prospective purchaser of Notes identified by any Holder of Restricted Securities.

                  SECTION 4.4 COMPLIANCE CERTIFICATE.

                           (a)      The Issuers shall deliver to the Trustee,
within 120 days after the end of each fiscal year, an Officers' Certificate (provided that, two of the signatories to such Officers' Certificate shall be the principal executive officer, principal financial officer or principal accounting officer of each of the Issuers) stating that a review of the activities of the Issuers and the Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determine whether each has kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that each of the Issuers and the Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto).

                           (b)      The year-end financial statements delivered
pursuant to Section 4.3 above shall be accompanied by a written statement of the independent public accountants of the Company (which shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that either the Company or any of its Subsidiaries has violated any provisions of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                           (c)      So long as any of the Notes are outstanding,
the Issuers shall deliver to the Trustee forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any mortgage, indenture or instrument referred to in Section 6.1(e), an Officers' Certificate specifying such Default, Event of Default or other event of default and what action the Issuers are taking or propose to take with respect thereto.

                  SECTION 4.5 TAXES.

         The Company shall, and shall cause its Subsidiaries to, file all tax returns required to be filed and to pay prior to delinquency all material taxes, assessments and governmental levies except as contested in good faith and by appropriate proceedings and for which reserves have been established in accordance with GAAP.

                  SECTION 4.6 STAY, EXTENSION AND USURY LAWS.

         The Issuers (and each Subsidiary Guarantor) covenant (to the extent that it may lawfully do so) that neither of them shall at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, usury or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the payment of all or any portion of the principal of or interest on the Notes, or that may affect the covenants or the performance of this Indenture; and each of the Issuers and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee but shall suffer and permit the execution of every such power as though no such law has been enacted.

                  SECTION 4.7 LIMITATION ON RESTRICTED PAYMENTS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                                    (i)      declare or pay any dividend or make
         any distribution on account of any Equity Interests of the Company or any of its Subsidiaries or make any other payment to any Excluded Person or Affiliate thereof (other than (A) dividends or distributions payable in Equity Interests (other than Disqualified Capital Stock) of the Company or (B) amounts payable to the Company or any Restricted Subsidiary);

                                    (ii)     purchase, redeem or otherwise
         acquire or retire for value any Equity Interest of the Company or any Affiliate (other than any Restricted Subsidiary of the Company) of the Company (other than any such Equity Interest owned by the Company or any Restricted Subsidiary);

                                    (iii)    make any principal payment on, or
         purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Company or any Subsidiary Guarantor that is subordinated in right of payment to the Notes or such Subsidiary Guarantor's Subsidiary Guarantee thereof, as the case may be, prior to any scheduled principal payment, sinking fund payment or other payment at the stated maturity thereof; or

                                    (iv)     make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

                           (a)      no Default or Event of Default has occurred
and is continuing or would occur as a consequence thereof, and

                           (b)      immediately after giving effect to such
Restricted Payment on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness under the Interest Coverage Ratio test set forth in
Section 4.9, and

                           (c)      such Restricted Payment (the value of any
such payment, if other than cash, being determined in good faith by the Managers of the Company and evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee), together with the aggregate of all other Restricted Payments made on or after the Issue Date (including Restricted Payments permitted by clauses (ii), (vi) (viii) (to the extent such payments do not reduce Consolidated Net Income), (ix), (x), (xi), (xii) and, to the extent the Company is given credit for such Net Cash Proceeds pursuant to clause (2) of this paragraph, (iii) of the next following paragraph and excluding Restricted Payments permitted by clauses (i), (iv), (v) and (vii) of the next following paragraph), is less than the sum, without duplication, of

                                              (1)      50% of the Consolidated
         Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing immediately after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus

                                              (2)      100% of the aggregate Net
         Cash Proceeds received by the Company from the issuance or sale, other than to a Subsidiary, of Equity Interests of the Company (other than Disqualified Capital Stock) after the Issue Date and on or prior to the time of such Restricted Payment, plus

                                              (3)      100% of the aggregate Net
         Cash Proceeds received by the Company from the issuance or sale, other than to a Subsidiary, of any convertible or exchangeable debt security of the Company that has been converted or exchanged into Equity Interests of the Company (other than Disqualified Capital Stock) pursuant to the terms thereof after the Issue Date and on or prior to the time of such Restricted Payment (including any additional net cash proceeds received by the Company upon such conversion or exchange), plus

                                              (4)      the aggregate Return from
         Unrestricted Subsidiaries after the Issue Date and on or prior to the time of such Restricted Payment (excluding any returns of or from Permitted Investments made pursuant to clause (xiii) of the definition of "Permitted Investments").

         The foregoing provisions shall not prohibit:

                                    (i)      so long as clause (a) above is
         satisfied, the sale, distribution or liquidation of a Subsidiary that as of the Issue Date has been designated as an Unrestricted Subsidiary;

                                    (ii)     the payment of any dividend within
         60 days after the date of declaration thereof, if at said date of declaration such payment would not have been prohibited by the provisions of this Indenture;

                                    (iii)    the redemption, purchase,
         retirement or other acquisition of any Equity Interests of the Company or Indebtedness of the Company or any Restricted Subsidiary in exchange for, or out of the Net Cash Proceeds of, the substantially concurrent sale (other than to a Subsidiary) of, other Equity Interests of the Company (other than Disqualified Capital Stock);

                                    (iv)     so long as clause (a) above is
         satisfied, with respect to each taxable year that the Company qualifies as a Flow Through Entity, the payment of Permitted Tax Distributions; provided that, (A) prior to any payment of Permitted Tax Distributions the Company provides an Officers' Certificate and Opinion of Counsel to the effect that the Company and each Subsidiary in respect of which such distributions are being made, qualify as Flow Through Entities for Federal income tax purposes and for the states in respect of which such distributions are being made and (B) at the time of such distribution, the most recent audited financial statements of the Company provided to the Trustee pursuant to Section 4.3, provide that the Company and each such Subsidiary were treated as Flow Through Entities for the period of such financial statements, provided that, the requirement set forth in this subclause (B) shall not apply to the extent that such Subsidiary that is acquired after the date hereof is not a Flow Through Entity on the date of such acquisition but subsequently becomes a Flow Through Entity after any period covered by such financial statements;

                                    (v)      the redemption, repurchase or
         payoff of any Indebtedness of the Company or a Restricted Subsidiary with cash proceeds of or in exchange for any Refinancing Indebtedness permitted to be incurred pursuant to clause (h) of the second paragraph of Section 4.9;

                                    (vi)     cash capital contributions, loans
         or advances to the BHR Joint Venture that are used by the BHR Joint Venture to make capital expenditures in the ordinary course of business; provided that, concurrently with such contribution, loan or advance all other members of the BHR Joint Venture make cash capital contributions, loans or advances, as the case may be, on a pro rata basis, based on each member's ownership interest in the BHR Joint Venture;

                                    (vii)    so long as clause (a) above is
         satisfied, (x) the acquisition of the GNC Land or (y) the acquisition of all of the membership interests of AMB Parking and, in the case of each of clauses (x) and (y) the payment of the purchase price therefor, provided that, in the case of each of clauses (x) and (y) such transaction complies with Section 4.11;

                                    (viii)   so long as clause (a) above is
         satisfied any employment agreement entered into, or any compensation or employee benefits paid to employees, in each case, in the ordinary course of business, consistent with customary industry practices and not involving the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Affiliate (other than any Restricted Subsidiary of the Company);

                                    (ix)     so long as clause (a) above is
         satisfied, Cash Flow-Based Management Distributions payable under the Management Agreement as in effect on the Issue Date, without giving effect to any amendment, supplement or modification thereof; provided that, the Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such payment is made would have been not less than 1.50 to 1.0, determined on a pro forma basis, as if such payment had been made during such four-quarter period;

                                    (x)      so long as clause (a) above is
         satisfied, Revenue-Based Management Distributions payable under the Management Agreement as in effect on the Issue Date, without giving effect to any amendment, supplement or modification thereof; provided that, the Interest Coverage Ratio for the Company's most recently ended four full fiscal quarter for which internal financial statements are available immediately preceding the date on which such payment is made would have been not less than 1.25 to 1.0, determined on a pro forma basis, as if such payment had been made during such four-quarter period;

                                    (xi)     the redemption and repurchase of
         any Equity Interests or Indebtedness of the Company or any of its Subsidiaries to the extent required by any Gaming Authority or, if determined in the good faith judgment of the Managers of the Company as evidenced by a resolution of the Managers that has been delivered to the Trustee, to prevent the loss, or to secure the grant or establishment, of any gaming license or other right to conduct lawful gaming operations; and

                                    (xii)    any Unreimbursed Tax Distribution
         Amounts.

         Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.7 were computed (or, in the case of a Restricted Payment made pursuant to subsection (iv) of the immediately preceding paragraph, a summary of such calculations as reasonably determined or estimated in good faith by the Company), which calculations may be based upon the Company's latest available financial statements. Notwithstanding the foregoing, the Company shall not be required to deliver an Officers' Certificate to the Trustee pursuant to this covenant if any action is taken pursuant to subsection
(iii), (v), (viii), (ix) or (x) of the immediately preceding paragraph.

                  SECTION 4.8 LIMITATION ON RESTRICTIONS ON SUBSIDIARY
DIVIDENDS.

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

                                    (i)      pay dividends or make any other
         distributions to the Company or any of its Restricted Subsidiaries (a) on such Restricted Subsidiary's Capital Stock or (b) with respect to any other interest or participation in, or measured by, such Restricted Subsidiary's profits, or

                                    (ii)     pay any Indebtedness owed to the
         Company or any of its Restricted Subsidiaries, or

                                    (iii)    make loans or advances to the
         Company or any of its Restricted Subsidiaries, or

                                    (iv)     transfer any of its assets to the
         Company or any of its Restricted Subsidiaries,

except, with respect to clauses (i) through (iv) above, for such encumbrances or restrictions existing under or by reason of:

                                              (1)      any Credit Facility
         containing dividend or other payment restrictions that are not more restrictive than those contained in the documents governing the Credit Facility on the Issue Date, including the Intercreditor Agreement;

                                              (2)      this Indenture, the
         Security Documents and the Notes;

                                              (3)      applicable law;

                                              (4)      Acquired Debt; provided
         that, such encumbrances and restrictions are not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

                                              (5)      customary non-assignment
         and net worth provisions of any contract, lease or license entered into in the ordinary course of business;

                                              (6)      customary restrictions on
         the transfer of assets subject to a Permitted Lien imposed by the holder of such Lien; and

                                              (7)      the agreements governing
         permitted Refinancing Indebtedness; provided that, such restrictions contained in any agreement governing such Refinancing Indebtedness are no more restrictive than those contained in any agreements governing the Indebtedness being refinanced.

                  SECTION 4.9 LIMITATION ON INCURRENCE OF INDEBTEDNESS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to, contingently or otherwise (collectively, "incur"), any Indebtedness (including, without limitation, Acquired Debt) or (ii) issue any Disqualified Capital Stock; provided that, the Company and the

Subsidiary Guarantors may incur Indebtedness (including, without limitation, Acquired Debt) and the Company may issue shares of Disqualified Capital Stock if
(x) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to such incurrence or issuance, and (y) the Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Capital Stock is issued would have been not less than 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Capital Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         Notwithstanding the foregoing, the foregoing limitations will not prohibit the incurrence of:

                           (a)      Indebtedness under the Credit Facility in an
aggregate principal amount not to exceed, at any time outstanding, $80,000,000 less the aggregate amount of repayments of such indebtedness contemplated by clause (iii) of the first paragraph of Section 4.10 (the "Maximum Credit Facility Amount");

                           (b)      FF&E Financing in an aggregate principal
amount not to exceed, at any time, $10,000,000;

                           (c)      performance bonds, appeal bonds, surety
bonds, insurance obligations or bonds and other similar bonds or obligations (including Obligations under letters of credit) incurred in the ordinary course of business, and any guarantees thereof;

                           (d)      Hedging Obligations incurred to fix the
interest rate on any variable rate Indebtedness otherwise permitted by this Indenture; provided that, the notional principal amount of each such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates and that such Hedging Obligations shall not have been incurred for purposes of speculation;

                           (e)      Indebtedness outstanding on the Issue Date
(other than Indebtedness under the Credit Facility which shall not be deemed to be outstanding pursuant to this clause (e)), including the Notes and the Security Documents, to the extent they constitute Indebtedness outstanding on the Issue Date;

                           (f)      Indebtedness incurred by the Company in an
aggregate principal amount not to exceed, at any time outstanding pursuant to this clause (f), $10,000,000;

                           (g)      any Subsidiary Guarantee of the Notes or the
Indebtedness permitted by clause (f) above; and

                           (h)      Indebtedness issued in exchange for, or the
proceeds of which are contemporaneously used to extend, refinance, renew, replace, or refund (collectively, "Refinance"), Indebtedness incurred pursuant to the Interest Coverage Ratio test set forth in the immediately preceding paragraph, clause (e) above or this clause (h) (the "Refinancing Indebtedness"); provided that, (i) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of Indebtedness so Refinanced (including any required premiums and out-of-pocket expenses reasonably incurred in connection therewith), (ii) the Refinancing Indebtedness has a final scheduled maturity that equals or exceeds the final stated maturity, and a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity, of the Indebtedness being Refinanced, (iii) the Refinancing Indebtedness ranks, in right of payment, no more favorable to the Notes than the Indebtedness being Refinanced, and (iv) such Refinancing Indebtedness shall only be used to refinance outstanding Indebtedness of such Person issuing such Refinancing Indebtedness.

                  SECTION 4.10 LIMITATION ON ASSET SALES.

         The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless

                                    (i)      the Company or such Restricted
         Subsidiary receives consideration at the time of such Asset Sale not less than the fair market value of the assets subject to such Asset Sale;

                                    (ii)     at least 75% of the consideration
         for such Asset Sale is in the form of (A) cash or Cash Equivalents, (B) liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the Subsidiary Guarantees) that are assumed by the transferee of such assets (provided that, following such Asset Sale there is no further recourse to the Company or its Restricted Subsidiaries with respect to such liabilities), or (C) fixed assets or property that, in the good faith judgment of the Managers, at the time of such Asset Sale will be used in a Related Business of the Company or its Restricted Subsidiaries; and

                                    (iii)    within 270 days of such Asset Sale
         (or within 30 days in the case of an Asset Sale or series of related Asset Sales with Net Proceeds of $15,000,000 or more), the Net Proceeds thereof are (A) invested in fixed assets or property that, in the good faith judgment of the Managers, at the time of such Asset Sale will be used in a Related Business of the Company or its Restricted Subsidiaries, (B) applied to repay Indebtedness under Purchase Money Obligations incurred in connection with the asset so sold, (C) applied to repay Indebtedness under the Credit Facility and permanently reduce the commitment thereunder in the amount of the Indebtedness so repaid or (D) to the extent not used as provided in clauses (A), (B), or (C) applied to make an offer to purchase Notes as described below (an "Excess Proceeds Offer"); provided that, the Company will not be required to make an Excess Proceeds Offer until the amount of Excess Proceeds is greater than $5,000,000.

The foregoing provisions in (i) or (ii) above shall not apply to an Event of Loss.

         Pending the final application of any Net Proceeds, the Company may temporarily reduce Indebtedness under the Credit Facility or temporarily invest such Net Proceeds in Cash Equivalents.

         Net Proceeds not invested or applied as set forth in subclause (A), (B) or (C) of clause (iii) above constitute "Excess Proceeds." If the Company elects, or becomes obligated to make an Excess Proceeds Offer because such Excess Proceeds exceed $5,000,000, the Issuers shall offer to purchase Notes having an aggregate principal amount equal to the Excess Proceeds (the "Purchase Amount"), at a purchase price equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the purchase date. The Issuers must consummate such Excess Proceeds Offer not later than 30 days after the expiration of the 270-day (or 30-day) period following the Asset Sale that produced such Excess Proceeds. If the aggregate purchase price for the Notes tendered pursuant to the Excess Proceeds Offer is less than the Excess Proceeds, the Company and its Restricted Subsidiaries may use the portion of the Excess Proceeds remaining after payment of such purchase price for general corporate purposes.

         Each Excess Proceeds Offer shall remain open for a period of 20 Business Days and no longer, unless a longer period is required by law (the "Excess Proceeds Offer Period"). Promptly after the termination of the Excess Proceeds Offer Period (the "Excess Proceeds Payment Date"), the Issuers shall purchase and mail or deliver payment for the Purchase Amount for the Notes or portions thereof tendered, pro rata or by such other method as may be required by law, or, if less than the Purchase Amount has been tendered, all Notes tendered pursuant to the Excess Proceeds Offer.

         To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue thereof. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or suffer to exist or become effective any restriction that would impair the ability of the Issuers to make an Excess Proceeds Offer upon an Asset Sale or, if such Excess Proceeds Offer is made, to pay for the Notes tendered for purchase.

         The Issuers shall, no later than 30 days following the expiration of the 12-month period following the Asset Sale that produced Excess Proceeds, commence the Excess Proceeds Offer by mailing to the Trustee and each Holder, at such Holder's last registered address, a notice, which shall govern the terms of the Excess Proceeds Offer, and shall state:

                                              (1)      that the Excess Proceeds
         Offer is being made pursuant to this Section 4.10, the principal amount of Notes which shall be accepted for payment and that all Notes validly tendered shall be accepted for payment on a pro rata basis;

                                              (2)      the purchase price and
         the date of purchase;

                                              (3)      that any Notes not
         tendered or accepted for payment pursuant to the Excess Proceeds Offer shall continue to accrue interest;

                                              (4)      that, unless the Issuers
         default in the payment of the purchase price with respect to any Notes tendered, Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Payment Date;

                                              (5)      that Holders electing to
         have Notes purchased pursuant to an Excess Proceeds Offer shall be required to surrender their Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Issuers prior to the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date;

                                              (6)      that Holders shall be
         entitled to withdraw their election if the Issuers receive, not later than the close of business on the second Business Day preceding the Excess Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

                                              (7)      that Holders whose Notes
         are purchased only in part shall be issued Notes representing the unpurchased portion of the Notes surrendered; provided that, each Note purchased and each new Note issued shall be in principal amount of $1,000 or whole multiples thereof; and

                                              (8)      the instructions that
         Holders must follow in order to tender their Notes.

         On or before the Excess Proceeds Payment Date, the Issuers shall (i) accept for payment on a pro rata basis the Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Trustee the Notes so accepted, together with an Officers' Certificate stating that the Notes or portions thereof tendered to the Issuers are accepted for payment. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price of such Notes, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered.

         The Issuers shall make a public announcement of the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For the purposes of this Section 4.10, the Trustee shall act as the Paying Agent.

                  SECTION 4.11 LIMITATION ON TRANSACTIONS WITH AFFILIATES.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, consummate or suffer to exist any Affiliate Transaction, except for:

                                    (i)      Affiliate Transactions that,
         together with all related Affiliate Transactions, have an aggregate value of not more than $2,000,000; provided that, (a) such transactions are conducted in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by the Company or such Restricted Subsidiary on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary and (b) the Company shall have delivered to the Trustee an Officers' Certificate certifying to such effect;

                                    (ii)     Affiliate Transactions that,
         together with all related Affiliate Transactions, have an aggregate value of not more than $5,000,000; provided that, (i) a majority of the Managers that are disinterested in such transaction (or, if none of the Managers is disinterested in such transaction, a representative appointed by the Managers to make such determination, which representative, in the reasonable good faith judgment of a majority of the Managers, is disinterested in the transaction and is qualified to make such determination) determine that such transactions are conducted in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by the Company or such Restricted Subsidiary on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary and
         (ii) prior to entering into such transaction the Company shall have delivered to the Trustee an Officers' Certificate certifying to such effect; or

                                    (iii)    Affiliate Transactions for which
         the Company delivers to the Trustee an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         Notwithstanding the foregoing, the following shall be deemed not to be Affiliate Transactions:

                           (a)      Restricted Payments (other than payments
permitted under clause (vii) of the second paragraph of Section 4.7) permitted by Section 4.7;

                           (b)      payments pursuant to the Berthing Agreement;

                           (c)      the Management Agreement and the Expense
Reimbursement Agreement, in each case, as in effect on the Issue Date, without giving effect to any amendment, supplement or modification thereof, and payment of the Management Distributions and the receipt of the Expense Reimbursements, respectively, thereunder;

                           (d)      the non-exclusive licensing of any service
mark or other trademarks of the Company or any Restricted Subsidiary to an Affiliate or Affiliates of the Company or such Restricted Subsidiary;

                           (e)      transactions between or among the Company
and any Wholly Owned Subsidiary of the Company; and

                           (f)      the acquisition of the GNC Land, provided
that, (i) the Company shall have delivered to the Trustee an Officers' Certificate certifying compliance with item (iii) below, (ii) the Company shall have delivered to the Trustee a copy of a written appraisal or valuation report by a nationally recognized investment banking firm or independent appraisal firm, which appraisal or report sets forth the Appraised Value of the GNC Land as of a date no earlier than 90 days prior to the date of the acquisition of the GNC Land by the Company or its Restricted Subsidiaries, and (iii) the value of the aggregate consideration to be paid or given by the Company and its Restricted Subsidiaries for the GNC Land shall not exceed 80% of such Appraised Value and the other terms of the transaction shall be on terms no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by the Company or the relevant Restricted Subsidiary on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

                  SECTION 4.12 LIMITATION ON LIENS.

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset (including, without limitation, all real, tangible or intangible property) of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

                  SECTION 4.13 EXISTENCE.

         Subject to Article V, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) their respective limited liability company and corporate existence, and corporate, partnership or other existence of each of the Restricted Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time) and (ii) their (and the Subsidiaries') rights (charter and statutory), licenses (including gaming and related licenses) and franchises; provided that, the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiary, if the Board of Directors on behalf of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and the Company's Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

                  SECTION 4.14 REPURCHASE UPON CHANGE OF CONTROL.

         Upon the occurrence of a Change of Control, the Issuers shall offer to repurchase all of the Notes then outstanding (the "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of repurchase (the "Change of Control Payment").

         To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

         Within 30 days following any Change of Control, the Issuers shall commence the Change of Control Offer by mailing to the Trustee and each Holder a notice, which shall govern the terms of the Change of Control Offer, and shall state that:

                                    (i)      the Change of Control Offer is
         being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment,

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

                                    (ii)     the purchase price and the purchase
         date, which shall be a Business Day no earlier than 30 days nor later than 45 days from the date such notice is mailed (the "Change of Control Payment Date"),

                                    (iii)    that any Note not tendered for
         payment pursuant to the Change of Control Offer shall continue to accrue interest,

                                    (iv)     that, unless the Issuers default in
         the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date,

                                    (v)      that any Holder electing to have
         Notes purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date,

                                    (vi)     that any Holder shall be entitled
         to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased,

                                    (vii)    that a Holder whose Notes are being
         purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof,

                                    (viii)   the instructions that Holders must
         follow in order to tender their Notes, and

                                    (ix)     the circumstances and relevant
         facts regarding such Change of Control.

         On the Change of Control Payment Date, the Issuers shall, to the extent lawful, (i) accept for payment the Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and not withdrawn, and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted, together with an Officers' Certificate stating that the Notes or portions thereof tendered to the Issuers are accepted for payment. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee shall authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that, each such new Note will be in the principal amount of $1,000 or an integral multiple thereof.

         The Issuers shall make a public announcement of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For the purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

         The Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

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

                  SECTION 4.15 MAINTENANCE OF PROPERTIES.

         The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain their properties and assets in normal working order and condition as on the date of this Indenture (reasonable wear and tear excepted) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of the business of the Issuers and the Restricted Subsidiaries taken as a whole; provided that, nothing herein shall prevent the Issuers or any of the Restricted Subsidiaries from discontinuing any maintenance of any such properties if the Company determines that such discontinuance is desirable in the conduct of the business of the Issuers and the Restricted Subsidiaries taken as a whole.

                  SECTION 4.16 MAINTENANCE OF INSURANCE.

         The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain liability, casualty and other insurance (including self-insurance consistent with prior practice) with responsible insurance companies in such amounts and against such risks as is in accordance with customary industry practice in the general areas in which the Issuers and the Restricted Subsidiaries operate.

                  SECTION 4.17 RESTRICTIONS ON SALE AND ISSUANCE OF SUBSIDIARY STOCK.

         The Company shall not sell, and shall not permit any Restricted Subsidiary to issue or sell, any Equity Interests (other than directors' qualifying shares) of any Restricted Subsidiary to any Person other than the Company or a Wholly Owned Subsidiary of the Company; provided that, the Company and its Restricted Subsidiaries may sell all (but not less than all) of the Capital Stock of a Restricted Subsidiary owned by the Company and its Restricted Subsidiaries if the Net Proceeds from such Asset Sale are used in accordance with the terms of Section 4.10.

                  SECTION 4.18 LINE OF BUSINESS.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries or the BHR Joint Venture to, directly or indirectly, engage to any substantial extent in any line or lines of business activity other than a Related Business.

                  SECTION 4.19 RESTRICTIONS ON BHR JOINT VENTURE.

         The Company shall not permit the BHR Joint Venture to, directly or indirectly:

                           (a)      incur any Indebtedness or issue any
Disqualified Capital Stock; provided that, the BHR Joint Venture may incur:

                                    (i)      Indebtedness if immediately after
         giving effect to such incurrence on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness under the Interest Coverage Ratio Test set forth in Section 4.9,

                                    (ii)     Indebtedness if immediately after
         giving effect to the incurrence of such Indebtedness, the aggregate principal amount of BHR Attributed Debt does not exceed the Maximum Credit Facility Amount less the aggregate principal amount of Indebtedness then outstanding under clause (a) of the second paragraph of Section 4.9, and

                                    (iii)    Indebtedness incurred to Refinance
         any Indebtedness incurred pursuant to clause (i) above or Indebtedness of the BHR Joint Venture outstanding on the Issue Date;

                           (b)      create, incur, assume or suffer to exist any
Lien on any asset of the BHR Joint Venture, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens;

                           (c)      declare or pay any dividend or make any
distribution on account of any Equity Interests of the BHR Joint Venture, unless such distributions are made on a pro rata basis to all members of the BHR Joint Venture, based on each member's ownership interest therein;

                           (d)      purchase, redeem or otherwise acquire or
retire for value any Equity Interest of the BHR Joint Venture (other than any such Equity Interest owned by the Company or any Restricted Subsidiary); or

                           (e)      transfer, other than in the ordinary course
of business, any assets of the BHR Joint Venture, unless:

                                    (i)      the BHR Joint Venture receives
         consideration at the time of such transfer not less than the fair market value of the assets subject to such transfer,

                                    (ii)     at least 75% of the consideration
         for such transfer is in the form of cash or Cash Equivalents or liabilities of the BHR Joint Venture that are assumed by the transferee of such assets (provided that, following such transfer there is no further recourse to the BHR Joint Venture with respect to such liabilities), and

                                    (iii)    within 270 days of such transfer,
         the net proceeds thereof are (A) invested in assets related to the business of the BHR Joint Venture, (B) applied to permanently repay Indebtedness of the BHR Joint Venture, or (C) distributed to the members of the BHR Joint Venture in accordance with Section 4.19(c).

                  SECTION 4.20 RESTRICTIONS ON ACTIVITIES OF CAPITAL.

         Capital shall not hold any material assets, become liable for any obligations or engage in any business activities; provided that, Capital may be a co-obligor of the Notes (including any additional Notes incurred pursuant to Section 4.9) pursuant to the terms of this Indenture and as contemplated by the Purchase Agreement, dated as of September 26, 2003, by and among the Issuers, the Subsidiary Guarantors and the Initial Purchasers and, as necessary, may engage in any activities directly related or necessary in connection therewith.

                                   ARTICLE V
                                   SUCCESSORS

                  SECTION 5.1 WHEN THE COMPANY MAY MERGE, ETC.

         Neither Issuer shall consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) in one or more related transactions to, any other Person, unless:

                                    (i)      such Issuer is the surviving Person
         or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

                                    (ii)     the Person formed by or surviving
         any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the Obligations of such Issuer, pursuant to a supplemental indenture and in a form reasonably satisfactory to the Trustee, under the Notes, this Indenture, the Security Documents and the Registration Rights Agreement;

                                    (iii)    immediately after giving effect to
         such transaction on a pro forma basis, no Default or Event of Default exists;

                                    (iv)     such transaction would not result
         in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment; and

                                    (v)      such Issuer, or any Person formed
         by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, (A) has Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of such Issuer immediately preceding the transaction and (B) will be permitted, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in Section 4.9.

         The Issuers shall deliver to the Trustee prior to the consummation of any proposed transaction an Officers' Certificate to the foregoing effect, an Opinion of Counsel, stating that all conditions precedent to the proposed transaction provided for in this Indenture have been complied with and a written statement from a firm of independent public accountants of established national reputation reasonably satisfactory to the Trustee stating that the proposed transaction complies with clause (v).

         For purposes of this Section 5.1, the transfer of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

         Notwithstanding the foregoing clause (v), the Company may reorganize as a corporation or other business entity in accordance with the procedures established in this Article V, provided that, (x) such transaction is solely for the purpose of such reorganization and not for the purpose of evading this provision or any other provision of this Indenture and not in connection with any other transaction, and (y) prior to such reorganization, the Company has delivered to the Trustee an Opinion of Counsel confirming that (i) the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the reorganization and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such reorganization had not occurred, and (ii) the Company will not recognize income, gain or loss for Federal and state income tax purposes as a result of the reorganization.

                  SECTION 5.2 SUCCESSOR SUBSTITUTED.

         In the event of any transaction (other than a lease or a transfer of less than all of the Issuers' assets) contemplated by Section 5.1 in which neither of the Issuers is the surviving Person, the successor formed by such consolidation or into or with which the applicable Issuer is merged or to which such transfer is made, or formed by such reorganization, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer, and such Issuer shall be discharged from its

Obligations under this Indenture, the Security Documents, the Notes and the Registration Rights Agreement with the same effect as if such successor Person had been named as such Issuer herein or therein. The Trustee shall have the right to require any such Person to ensure, by executing and delivering appropriate instruments and Opinions of Counsel, that the Trustee continues to hold a first priority Lien on all Collateral for the benefit of the Holders.

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

                  SECTION 6.1 EVENTS OF DEFAULT.

         Each of the following is an "Event of Default":

                           (a)      The Issuers default in the payment of
interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days;

                           (b)      The Issuers default in the payment of
principal (or premium, if any) on any Note when the same becomes due and payable at maturity, upon redemption, by acceleration, or otherwise;

                           (c)      the Issuers default in the performance of or
breaches the provisions of Section 4.10 or 4.14 or Article V;

                           (d)      either of the Issuers or any Subsidiary
Guarantor fails to comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture and the Default continues for 60 days after written notice thereof has been given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, such notice to state that it is a "Notice of Default";

                           (e)      default under (after giving effect to any
applicable grace periods or any extension of any maturity date) any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Issuers or any Restricted Subsidiary (or the payment of which is guaranteed by the Issuers or any Restricted Subsidiary), whether such Indebtedness or guaranty now exists or is created after the Issue Date, if (A) either (1) such default results from the failure to pay principal of or interest on such Indebtedness or (2) as a result of such default the maturity of such Indebtedness has been accelerated, and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which such a payment default (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which has been so accelerated, exceeds $5,000,000 in the aggregate;

                           (f)      a final nonappealable judgment or judgments
for the payment of money (other than judgments as to which a reputable insurance company has accepted full liability) is or are entered by a court or courts of competent jurisdiction against the Issuers or any Restricted Subsidiary and such judgment or judgments remain undischarged, unbonded or unstayed for a period of 60 days after entry, provided that, the aggregate of all such judgments exceeds $5,000,000;

                           (g)      the cessation of a material portion of the
gaming operations of the Company and its Subsidiaries, taken as a whole, for more than 60 days, except as a result of an Event of Loss;

                           (h)      any revocation, suspension, expiration
(without previous or concurrent renewal) or loss of any Gaming License for more than 60 days other than as a result of any Asset Sale made in accordance with the provisions of this Indenture or any voluntary relinquishment that is, in the judgment of the Managers, both desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and not disadvantageous to the Holders in any material respect;

                           (i)      any failure to comply with (after giving
effect to any applicable grace periods) any material agreement or covenant in, or material provision of, any Security Document;

                           (j)      either of the Issuers or any Subsidiary
Guarantor, pursuant to or within the meaning of any Bankruptcy Code:

                                    (i)      commences a voluntary case,

                                    (ii)     consents to the entry of an order
         for relief against it in an involuntary case,

                                    (iii)    consents to the appointment of a
         Custodian of it or for all or substantially all of its property,

                                    (iv)     makes a general assignment for the
         benefit of its creditors, or

                                    (v)      admits in writing its inability to
         pay debts as the same become due; and

                           (k)      a court of competent jurisdiction enters an
order or decree under any Bankruptcy Code that:

                                    (i)      is for relief against either of the
         Issuers or any Subsidiary Guarantor in an involuntary case,

                                    (ii)     appoints a Custodian of either of
         the Issuers or any Subsidiary Guarantor or for all or substantially all of their property, or

                                    (iii)    orders the liquidation of either of
         the Issuers or any Subsidiary Guarantor,

and such order or decree remains unstayed and in effect for 60 days.

         The Issuers shall, upon becoming aware of any Default or Event of Default, deliver to the Trustee a statement specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

                  SECTION 6.2 ACCELERATION.

         Subject to the terms of the Intercreditor Agreement, if an Event of Default (other than an Event of Default specified in Section 6.1(j) or (k)) occurs and is continuing, the Trustee by written notice to the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Issuers and the Trustee, may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(j) or (k) occurs, all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  SECTION 6.3 OTHER REMEDIES.

         If an Event of Default occurs and is continuing, subject to the terms of the Intercreditor Agreement, the Trustee may pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal or interest on the Notes to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

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         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                  SECTION 6.4 WAIVER OF PAST DEFAULTS.

         Holders of a majority of the aggregate principal amount of the then outstanding Notes, by written notice to the Trustee, may on behalf of the Holders of all of the Notes (a) waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, any Note or a Default or an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected, and/or (b) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                  SECTION 6.5 CONTROL BY MAJORITY.

         The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.

                  SECTION 6.6 LIMITATION ON SUITS.

         A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

                           (a)      the Holder gives to the Trustee written
notice of a continuing Event of Default;

                           (b)      the Holders of at least 25% in principal
amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                           (c)      such Holder or Holders offer and, if
requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                           (d)      the Trustee does not comply with the request
within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                           (e)      during such 60-day period the Holders of a
majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                  SECTION 6.7 RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or

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

to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

                  SECTION 6.8 COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal (and premium, if any) and, to the extent lawful, interest on overdue interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  SECTION 6.9 TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers (or any other obligor under the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 6.10 PRIORITIES.

         Subject to the terms of the Intercreditor Agreement, if the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under
Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively;

         Third: without duplication, to Holders for any other Obligations owing to the Holders under the Notes or this Indenture; and

         Fourth: to the Issuers or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders.

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

         SECTION 6.11 UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.6, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE VII
                                     TRUSTEE

         SECTION 7.1 DUTIES OF TRUSTEE.

                           (a)      If an Event of Default has occurred and is
continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                           (b)      Except during the continuance of an Event of
Default:

                                    (i)      The duties of the Trustee shall be
         determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Security Documents, and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                                    (ii)     In the absence of bad faith on its
         part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Security Documents. However, in the case of certificates specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the Security Documents (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                           (c)      The Trustee may not be relieved from
liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                                    (i)      This paragraph does not limit the
         effect of paragraph (b) of this Section.

                                    (ii)     The Trustee shall not be liable for
         any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                                    (iii)    The Trustee shall not be liable
         with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                           (d)      Whether or not therein expressly so
provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

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

                           (e)      No provision of this Indenture shall require
the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives security and indemnity satisfactory to it against any loss, liability or expense.

                           (f)      The Trustee shall not be liable for interest
on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                           (g)      The Trustee is hereby authorized and
directed to enter into the Intercreditor Agreement upon execution thereof by the other parties thereto.

                           (h)      If the Issuers shall enter into any FF&E
Financing secured by a Permitted Vessel Lien, the Trustee is hereby authorized, at the Company's request, to enter into an intercreditor agreement with the related FF&E Lender, provided that, (a) such agreement contains the agreements required under clause (a) of the definition of Permitted Vessel Lien, (b) the rights of the Trustee and the Holders hereunder and under the Security Documents are not adversely affected thereby in any respect, and (c) the Holders are not otherwise adversely affected thereby.

         SECTION 7.2 RIGHTS OF TRUSTEE.

                           (a)      The Trustee may conclusively rely upon any
document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                           (b)      Before the Trustee acts or refrains from
acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                           (c)      The Trustee may act through agents and shall
not be responsible for the misconduct or negligence of any agent appointed with due care.

                           (d)      The Trustee shall not be liable for any
action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

                           (e)      Unless otherwise specifically provided in
this Indenture or the Security Documents, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of each of the Issuers, on behalf of the Issuers.

                           (f)      Except with respect to Section 4.1, the
Trustee shall have no duty to inquire as to the performance of the Issuers' covenants in Article IV. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(a), (b) and 4.1, or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge.

                           (g)      The Trustee shall be under no obligation to
exercise any of the rights or powers vested in it by this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                           (h)      The Trustee shall not be bound to make any
investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request,

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

direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur not liability or additional liability of any kind by reason of such inquiry or investigation.

                           (i)      The Trustee shall not be deemed to have
notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

                           (j)      The rights, privileges, protections,
immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                           (k)      The Trustee may request that the Company
deliver and Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

                           (l)      In no event shall the Trustee be responsible
or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

         SECTION 7.3 INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or an Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights. The Trustee is also subject to Sections 7.10 and 7.11.

         SECTION 7.4 TRUSTEE'S DISCLAIMER.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Security Documents or the Notes or as to the adequacy of the security for the Notes, it shall not be accountable for the Issuers' use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers' direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

         SECTION 7.5 NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if the Trustee has knowledge thereof (within the meaning of Section 7.2(f)), the Trustee shall mail to the Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

         SECTION 7.6 REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to the Holders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

         At the express written direction of the Company and at the Company's expense, the Trustee will provide any Gaming Authority with:

                                    (i)      copies of all notices, reports and
         other written communications that the Trustee gives to Holders;

                                    (ii)     a list of all of the Holders
         promptly after the original issuance of the Notes and periodically thereafter if the Company so directs in writing;

                                    (iii)    notice of any Default or Event of
         Default under this Indenture, any acceleration of the Indebtedness evidenced hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of a Default or Event of Default hereunder;

                                    (iv)     notice of the removal or
         resignation of the Trustee within five Business Days of the effectiveness thereof;

                                    (v)      notice of any transfer or
         assignment of rights, by the Issuers or any Guarantor, under this Indenture known to the Trustee within five Business Days thereof; and

                                    (vi)     a copy of any amendment to the
         Notes or this Indenture within five Business Days of the effectiveness thereof.

         Subject to Sections 7.1 and 7.2, to the extent reasonably requested by the Company in writing and at the Company's expense, the Trustee shall cooperate with any Gaming Authority in order to provide such Gaming Authority with such information and documentation as may be reasonably available to the Trustee and as may be requested in writing by such Gaming Authority and as otherwise permitted by applicable law.

         SECTION 7.7 COMPENSATION AND INDEMNITY.

         The Issuers shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Issuers and the Trustee may from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents

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

and counsel, except such disbursements, advances and expenses as shall be determined to have been caused by its own negligence or willful misconduct.

         Except as set forth below, the Issuers, jointly and severally, shall indemnify the Trustee and its officers, directors, agents and employees against any and all losses, liabilities, claims, damages or expenses incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Security Documents, including the costs and expenses of enforcing this Indenture or the Security Documents against the Issuers and defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Issuers promptly of any claim of which it has received written notice for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. In the event that, in the reasonable opinion of the Trustee, a conflict of interest or conflicting defenses would arise in connection with the representation of the Issuers and the Trustee by the same counsel, the Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The obligations of the Issuers under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

         To secure the Issuers' payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of (and premium, if any) and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(j) or (k) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Code.

         SECTION 7.8 REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

         The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers. The Issuers may remove the Trustee if:

                           (a)      the Trustee fails to comply with Section
7.10;

                           (b)      the Trustee is adjudged a bankrupt or an
insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Code;

                           (c)      a Custodian or public officer takes charge
of the Trustee or its property;

                           (d)      the Trustee becomes incapable of acting; or

                           (e)      the Trustee is found unsuitable or
unqualified by any Gaming Authority.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

         If any Gaming Authority requires the Trustee to be approved, licensed or qualified and the Trustee fails or declines to do so, such approval, license or qualification shall be obtained upon the request of, and at the expense of, the Company, unless the Trustee declines to do so in its sole discretion, in which case the Trustee shall be replaced in accordance with this Section 7.8, or, if the Trustee's relationship with the Company may, in the Company's discretion, jeopardize any material Gaming License or franchise or right or approval granted thereto, the Trustee shall resign, and, in addition, the Trustee may, at its option, resign if the Trustee in its sole discretion determines not to be so approved, licensed or qualified.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of at least 10% in principal amount of the then outstanding Notes may petition, at the Issuers' expense, any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. Upon payment of its charges hereunder, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that, all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers' obligations under Section 7.7 shall continue for the benefit of the retiring Trustee, and the Issuers shall pay to any such replaced or removed Trustee all amounts owed under Section 7.7 upon such replacement or removal.

                  SECTION 7.9 SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation without any further act shall be the successor Trustee.

                  SECTION 7.10 ELIGIBILITY; DISQUALIFICATION.

         There shall at all times be a Trustee hereunder that shall (a) be a corporation organized and doing business under the laws of the United States of America or of any state thereof or of the District of Columbia authorized under such laws to exercise corporate trustee power, (b) be subject to supervision or examination by Federal or state or the District of Columbia authority, and (c) have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to TIA Section 310(b); provided that, there shall be excluded from the operations of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuers are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

                  SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST
ISSUERS.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Issuers, as obligors on the Notes.

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                                  ARTICLE VIII
               DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                  SECTION 8.1 DISCHARGE; OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         This Indenture shall cease to be of further effect (except that the Issuers' and the Subsidiary Guarantors' obligations under Section 7.7 and the Trustee's and the Paying Agent's obligations under Sections 8.6 and 8.7 shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes that have been replaced or paid) to the Trustee for cancellation and the Issuers or the Subsidiary Guarantors have paid all sums payable hereunder. In addition, the Issuers may elect at any time to have Section 8.2 or Section 8.3, at the Issuers' option, applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

                  SECTION 8.2 LEGAL DEFEASANCE AND DISCHARGE.

         Upon the Issuers' exercise under Section 8.1 of the option applicable to this Section 8.2, except as set forth below, the Issuers and the Subsidiary Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). Following such Legal Defeasance, (a) the Issuers shall be deemed to have paid and discharged the entire indebtedness outstanding hereunder, and this Indenture shall cease to be of further effect as to all outstanding Notes and Subsidiary Guarantees, and
(b) the Issuers and the Subsidiary Guarantors shall be deemed to have satisfied all other of their respective obligations under the Notes, the Subsidiary Guarantee and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

                                    (i) the rights of Holders to receive
         payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Notes when such payments are due from the trust described in Section 8.5;

                                    (ii) the Issuers' obligations under Sections
         2.4, 2.6, 2.7, 2.10, 4.2, 8.5, 8.6 and 8.7; and

                                    (iii) the rights, powers, trusts, duties and
         immunities of the Trustee hereunder and the Issuers' and the Subsidiary Guarantors' obligations in connection therewith.

         Subject to compliance with the provisions of this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3.

                  SECTION 8.3 COVENANT DEFEASANCE.

         Upon the Issuers' exercise under Section 8.1 of the option applicable to this Section 8.3, the Issuers and the Subsidiary Guarantors shall be released from their respective obligations under the covenants contained in Sections 4.3, 4.4, 4.7 through 4.12, and 4.14 through 4.20, and Article V on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. Following such Covenant Defeasance, (a) neither the Issuers nor any Subsidiary Guarantor need comply with, and none of them shall have any liability in respect of, any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture, the Notes and the Subsidiary Guarantee shall be

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unaffected thereby, and (b) Sections 6.1(c) through (i) shall not constitute
Events of Default with respect to the Notes.

                  SECTION 8.4 CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

         The following shall be the conditions to the application of either
Section 8.2 or 8.3 to the outstanding Notes:

                                    (i) the Issuers shall irrevocably have
         deposited or caused to be deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers shall specify whether the Notes are being defeased to maturity or to a particular redemption date;

                                    (ii) in the case of Legal Defeasance, the
         Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                                    (iii) in the case of Covenant Defeasance,
         the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                                    (iv) no Default or Event of Default shall
         have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                                    (v) such Legal Defeasance or Covenant
         Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuers or any of the Restricted Subsidiaries is a party or by which the Issuers or any of the Restricted Subsidiaries is bound;

                                    (vi) the Issuers shall have delivered to the
         Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

                                    (vii) the Issuers shall have delivered to
         the Trustee an Officers' Certificate and an Opinion of Counsel, each stating, subject to certain factual assumptions and bankruptcy and insolvency exceptions, that all conditions precedent provided for in this Indenture relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

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                  SECTION 8.5 DEPOSITED CASH AND U.S. GOVERNMENT OBLIGATIONS TO
BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

         Subject to Section 8.6, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Paying Agent") pursuant to Section 8.4 in respect of the outstanding Notes shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Liquidated Damages, if any).

         The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

                  SECTION 8.6 REPAYMENT TO THE ISSUERS.

                           (a)      The Trustee or the Paying Agent shall
deliver or pay to the Issuers from time to time upon the request of the Issuers any cash or U.S. Government Obligations held by it as provided in Section 8.4 which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(i)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                           (b)      Any cash and U.S. Government Obligations
(including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Issuers on their request; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that, the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

                  SECTION 8.7 REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if any event occurs at any time in the period ending on the 91st day after the date of deposit pursuant to Section 8.2 or 8.3 which event would constitute an Event of Default under Section 6.1(j) or (k) had Legal Defeasance or Covenant Defeasance, as the case may be, not occurred, then the Issuers' and the Subsidiary Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 8.2 or 8.3, as the case may be; provided that, if the Issuers make any payment of principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or U.S. Government Obligations held by the Trustee or Paying Agent.

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                                   ARTICLE IX
                                   AMENDMENTS

                  SECTION 9.1 WITHOUT CONSENT OF HOLDERS.

         The Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Security Documents, without the consent of any Holder:

                           (a)      to cure any ambiguity, defect or
inconsistency;

                           (b)      to provide for uncertificated Notes in
addition to or in place of certificated Notes;

                           (c)      to comply with Article V and Section 10.13;

                           (d)      to make any change that would provide any
additional rights or benefits to the Holders or that does not adversely affect the legal rights of any Holder under this Indenture or under the Notes;

                           (e)      to comply with requirements of the
Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                           (f)      to release any Subsidiary Guarantee of the
Notes permitted to be released under Section 10.14; or

                           (g)      to comply with the requirements of the
Trustee and the Depositary (including its nominees) with respect to transfers of beneficial interests in the Notes.

         Upon the request of the Issuers, accompanied by a resolution of the Board of Directors of each of the Issuers authorizing the execution of any such supplemental indenture or amendment, and upon receipt by the Trustee of the documents described in Section 9.6 required or requested by the Trustee, the Trustee shall join with the Issuers in the execution of any supplemental indenture or amendment authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture or amendment that affects its own rights, duties or immunities under this Indenture or otherwise.

                  SECTION 9.2 WITH CONSENT OF HOLDERS.

                           (a)      Subject to Sections 6.4 and 6.7, the Issuers
and the Trustee, as applicable, may amend, or waive any provision of, this Indenture or the Notes, with the written consent of the Holders of at least a majority of the aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

                           (b)      Upon the request of the Issuers, accompanied
by a resolution of the Board of Directors of each of the Issuers authorizing the execution of any such supplemental indenture or amendment, and upon filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with the Issuers in the execution of such supplemental indenture or amendment unless such supplemental indenture or amendment affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                           (c)      It shall not be necessary for the consent of
the Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture or amendment, but it shall be sufficient if such consent approves the substance thereof.

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                           (d)      After a supplemental indenture or amendment
under this Section 9.2 becomes effective, the Issuers shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver.

                           (e)      Notwithstanding any other provision hereof,
without the consent of each Holder affected, an amendment or waiver under this
Section 9.2 may not (with respect to any Notes held by a non-consenting Holder):

                                    (i) reduce the principal amount of Notes
         whose Holders must consent to an amendment, supplement or waiver;

                                    (ii) reduce the principal of, or the premium
         (including, without limitation, redemption premium) on, or change the fixed maturity of, any Note; alter the provisions with respect to the payment on redemption of the Notes; or alter the price at which repurchases of the Notes may be made pursuant to Section 4.10 or 4.14, after the Asset Sale or Change of Control, respectively, has occurred;

                                    (iii) reduce the rate of or change the time
         for payment of interest on any Note;

                                    (iv) waive a Default or Event of Default in
         the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                                    (v) make any Note payable in money other
         than that stated in the Notes;

                                    (vi) make any change in Section 6.4 or 6.7
         or in this Section 9.2;

                                    (vii) waive a redemption payment with
         respect to any Note in a redemption made pursuant to Article III; or

                                    (viii) adversely affect the contractual
         ranking of the Notes or Subsidiary Guarantees.

                           (f)      Notwithstanding any other provision hereof,
without the consent of the Holders of not less than two-thirds in aggregate principal amount of the Notes at the time outstanding, the Issuers, the Subsidiary Guarantors and the Trustee may not amend or supplement the Security Documents, or waive or modify the rights of the Holders thereunder or the provisions of this Indenture relating thereto, in either case, in a manner adverse to the Holders.

                  SECTION 9.3 COMPLIANCE WITH TRUST INDENTURE ACT.

         If, at the time of an amendment to this Indenture or the Notes, this Indenture shall be qualified under the TIA, every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

                  SECTION 9.4 REVOCATION AND EFFECT OF CONSENTS.

         Until a supplemental indenture, an amendment or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of

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

a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. A supplemental indenture, amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         The Issuers may fix a record date for determining which Holders must consent to such supplemental indenture, amendment or waiver. If the Issuers fix a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.5, or (ii) such other date as the Issuers shall designate.

                  SECTION 9.5 NOTATION ON OR EXCHANGE OF NOTES.

         The Trustee may place an appropriate notation about a supplemental indenture, amendment or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

                  SECTION 9.6 TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and shall be provided with and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture and applicable Gaming Laws, that it is not inconsistent herewith and therewith, and that it shall be valid and binding upon the Issuers in accordance with its terms. The Issuers may not sign an amendment or supplemental indenture until the Board of Directors of each of the Issuers approves it.

                                    ARTICLE X
                      COLLATERAL AND SECURITY AND GUARANTEE

                  SECTION 10.1 COLLATERAL DOCUMENTS.

         The due and punctual payment of the principal and premium, if any, of, and interest on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other Obligations under this Indenture, the Notes, the Security Documents and the Registration Rights Agreement, shall be secured as provided in the Security Documents.

         The Issuers shall, and shall cause each of the Restricted Subsidiaries to, do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Security Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein and therein expressed. The Issuers shall, and shall cause each of the Restricted Subsidiaries to, take, upon request of the Trustee, any and all actions required to cause the Security Documents to create and maintain, as security for the Obligations under this Indenture, the Notes, the Security Documents and the Registration Rights Agreement, valid and enforceable, perfected (except as expressly provided herein or therein) Liens in and on all the Collateral, in favor of the Trustee, superior to and prior to the rights of all third Persons, and subject to no other Liens, other than as provided herein and therein; provided that, the

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Trustee's Lien securing the Collateral may be subordinated pursuant to the terms of the Intercreditor Agreement to a Lien securing Indebtedness outstanding pursuant to clause (a) of the second paragraph of Section 4.9, but only to the extent provided in the Intercreditor Agreement.

         The Issuers shall, and shall cause each of the Restricted Subsidiaries to, use all reasonable efforts to obtain all requisite consents necessary to enable such Issuers or Restricted Subsidiary to provide a Lien on any license (other than any Gaming License), contract or agreement to which such Issuer or Restricted Subsidiary is a party and that constitutes an Excluded Asset described in clause (iii) of the definition of "Excluded Assets."

                  SECTION 10.2 ADDITIONAL COLLATERAL.

         The Company shall, and shall cause each of the Subsidiary Guarantors to, grant to the Trustee a valid and perfected security interest in all property and assets of the Company and such Subsidiary Guarantors, other than Excluded Assets, whether owned on the Issue Date or thereafter acquired, and to execute and deliver all documents and opinions and to take all action necessary or desirable to perfect and protect such a security interest in favor of the Trustee, subject only to Permitted Liens.

                  SECTION 10.3 OPINIONS.

         The Issuers shall furnish to the Trustee within three months after each anniversary of the Issue Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Security Documents and reciting the details of such action, subject to customary assumptions and exclusions or (ii) in the opinion of such Counsel, no such action is necessary to maintain such Liens, which Opinion of Counsel also shall state what actions it then believes are necessary to maintain the effectiveness of such liens during the next year, subject to customary assumptions and exclusions.

                  SECTION 10.4 RELEASE OF COLLATERAL.

                           (a)      Collateral shall be released from the Liens
created by the Security Documents from time to time at the sole cost and expense of the Issuers:

                                    (i) upon payment in full of the Notes and
         all other Obligations under this Indenture, the Notes, the Security Documents and the Registration Rights Agreement then due and owing,

                                    (ii) unless an Event of Default shall have
         occurred and be continuing, upon the (A) sale or other disposition of such Collateral pursuant to an Asset Sale made in accordance with
         Section 4.10, (B) sale or other disposition of such Collateral meeting the conditions of (b)(1) of the definition of Asset Sale, or (C) transfer or exchange of such Collateral in the ordinary course of business,

                                    (iii) upon the written consent of the
         Holders of not less than two-thirds of the aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes),

                                    (iv) as required pursuant to the terms of
         the Intercreditor Agreement, or

                                    (v) upon a Legal Defeasance;

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provided that, the Trustee shall not release any Lien on any Collateral unless and until it shall have received an Officers' Certificate certifying that all conditions precedent hereunder have been met and such other documents required by Section 10.5. Upon compliance with the above provisions, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

                           (b)      The release of any Collateral from the terms
of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof and of the Security Documents if and to the extent the Collateral is released pursuant to the terms of this Indenture and the Security Documents.

                  SECTION 10.5 CERTIFICATES OF THE ISSUERS.

         The Issuers shall furnish to the Trustee, prior to each proposed release of Collateral, all documents required by TIA Section 314(d). The Trustee may, to the extent permitted by Sections 7.1 and 7.2, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments. Any certificate or opinion required by TIA
Section 314(d) may be made by an Officer of each of the Issuers, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of TIA
Section 314(d).

                  SECTION 10.6 AUTHORIZATION OF ACTIONS TO BE TAKEN BY TRUSTEE UNDER SECURITY DOCUMENTS.

         Subject to the terms of the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Issuers and the Subsidiary Guarantors hereunder and under the Notes, the Security Documents and the Registration Rights Agreement. Subject to the terms of the Intercreditor Agreement, the Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

                  SECTION 10.7 AUTHORIZATION OF RECEIPT OF FUNDS BY TRUSTEE UNDER SECURITY DOCUMENTS.

         The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents.

                  SECTION 10.8 SUBSIDIARY GUARANTEE.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, subject to Section 10.10, each Subsidiary Guarantor, jointly and severally, hereby unconditionally guarantees (such guarantees, together with further guarantees granted from time to time pursuant to Section 10.13, being the "Subsidiary Guarantee") to each Holder and the Trustee irrespective of the validity or enforceability of this Indenture, the Notes, the Security Documents, the Registration Rights Agreement or the Obligations of the Issuers hereunder or thereunder: (i) the due and punctual payment of the principal and premium, if any, of, and interest on, the Notes (including, without limitation,

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interest after the filing of a petition initiating any proceedings referred to in Section 6.1(j) or (k)), whether at maturity or on an interest payment date, by acceleration, call for redemption or otherwise; (ii) the due and punctual payment of interest on the overdue principal and premium, if any, of, and interest on, the Notes, if lawful; (iii) the due and punctual payment and performance of all other Obligations of the Issuers under the Notes, this Indenture, the Security Documents and the Registration Rights Agreement, all in accordance with the terms set forth herein and in the Notes, the Security Documents and the Registration Rights Agreement; and (iv) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations hereunder or under the Notes, the Security Documents or the Registration Rights Agreement, the due and punctual payment or performance thereof in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         Failing payment when due by the Issuers of any amount so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.

         Each Subsidiary Guarantor hereby agrees that (i) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture, the Security Documents, the Registration Rights Agreement or the Obligations of the Issuers hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any releases of Collateral, any amendment of this Indenture, the Notes or Security Documents, any delays in obtaining or realizing upon or failures to obtain or realize upon Collateral, the recovery of any judgment against either of the Issuers or any of the Subsidiaries, any action to enforce the same, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor and (ii) this Subsidiary Guarantee will not be discharged except by complete performance of the Obligations of the Issuers under the Notes, this Indenture, the Security Documents and the Registration Rights Agreement.

         Each Subsidiary Guarantor hereby agrees that it shall not be entitled to and irrevocably waives (i) diligence, presentment, demand of payment, filing of claim with a court in the event of insolvency or bankruptcy of either of the Issuers, any Subsidiary Guarantor, any other Subsidiary or any other obligor under the Notes, any right to require a proceeding first against the applicable Issuer, any Subsidiary Guarantor, any other Subsidiary or any other obligor under this Indenture, the Notes or the Security Documents, protest, notice and all demands whatsoever, (ii) any right of subrogation, reimbursement, exoneration, contribution or indemnification in respect of any Obligations guaranteed hereby and (iii) any claim or other rights that it may now or hereafter acquire against the Issuers or any of the Subsidiaries that arise from the existence or performance of its Obligations under this Subsidiary Guarantee, including, without limitation, any right to participate in any claim or remedy of a Holder against the Issuers or any of the Subsidiaries or any Collateral that a Holder now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, and including, without limitation, the right to take or receive from the Issuers or any of the Subsidiaries, directly or indirectly, in cash or other property, by setoff or in any other manner, payment or security on account of such claim or other rights.

         If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, any Subsidiary Guarantor, any other Subsidiary of the Issuers or any other obligor under this Indenture, the Notes or the Security Documents, trustee, liquidator, or other similar official, any amount paid by the Issuers, any Subsidiary Guarantor, any other Subsidiary of the Issuers or any other obligor under this Indenture, the Notes or the Security Documents to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         Each Subsidiary Guarantor agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,
(i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section 6.2 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Issuers of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those Obligations as provided in
Section 6.2, those Obligations (whether or not due and payable) will forthwith become due and payable by each of the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

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                  SECTION 10.9 EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

         To evidence the Subsidiary Guarantee set forth in Section 10.8, the Issuers and each Subsidiary Guarantor hereby agrees that (a) a notation of such Subsidiary Guarantee substantially as set forth on Exhibit C hereto shall be endorsed on each Note authenticated and delivered by the Trustee, (b) such endorsement shall be executed on behalf of each Subsidiary Guarantor by its Chairman of the Board, President, Chief Financial Officer, Chief Operating Officer, Treasurer, Secretary or any Vice President and (c) a counterpart signature page to this Indenture shall be executed on behalf of each Subsidiary Guarantor by its Chairman of the Board, President or one of its Vice Presidents and attested to by another officer acknowledging such Subsidiary Guarantor's agreement to be bound by the provisions hereof and thereof.

         Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.8 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Notes on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall nevertheless be valid.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantor.

                  SECTION 10.10 LIMITATION ON SUBSIDIARY GUARANTOR'S LIABILITY.

         Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Federal or state law. To effectuate the foregoing intention, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee, result in the Obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law or render a Subsidiary Guarantor insolvent.

                  SECTION 10.11 RIGHTS UNDER THE SUBSIDIARY GUARANTEE.

                           (a)      No payment by any Subsidiary Guarantor
pursuant to the provisions hereof shall entitle such Subsidiary Guarantor to any payment out of any Collateral or give rise to any claim of the Subsidiary Guarantors against the Trustee or any Holder.

                           (b)      Each Subsidiary Guarantor waives notice of
the issuance, sale and purchase of the Notes and notice from the Trustee or the Holders from time to time of any of the Notes of their acceptance and reliance on this Subsidiary Guarantee.

                           (c)      No set-off, counterclaim, reduction or
diminution of any obligation or any defense of any kind or nature (other than performance by the Subsidiary Guarantors of their obligations hereunder) that any Subsidiary Guarantor may have or assert against the Trustee or any Holder shall be available hereunder to such Subsidiary Guarantor.

                           (d)      Each Subsidiary Guarantor shall pay all
costs, expenses and fees, including all reasonable attorneys' fees, that may be incurred by the Trustee in enforcing or attempting to enforce the Subsidiary Guarantee or protecting the rights of the Trustee or the Holder, if any, in accordance with this Indenture.

                  SECTION 10.12 PRIMARY OBLIGATIONS.

         The Obligations of each Subsidiary Guarantor hereunder shall constitute a guaranty of payment and not of collection. Each Subsidiary Guarantor agrees that it is directly liable to each Holder hereunder, that the Obligations of each Subsidiary Guarantor hereunder are independent of the Obligations of the Issuers or any other Subsidiary Guarantor, and that a separate action may be brought against each Subsidiary Guarantor, whether such action is brought against the Issuers or any other Subsidiary Guarantor or whether the Issuers or any other Subsidiary Guarantor is joined in such action. Each Subsidiary Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Trustee or the Holders of whatever remedies they may have against the Issuers or any other Subsidiary Guarantor, or the enforcement of any lien or realization upon any security Trustee may at any time possess. Each Subsidiary Guarantor agrees that any release that may be given by the Trustee or the Holders to the Issuers or any other Subsidiary Guarantor shall not release such Subsidiary Guarantor.

                  SECTION 10.13 GUARANTEE BY SUBSIDIARY.

         The Company shall cause (i) each Restricted Subsidiary that is formed or acquired after the date hereof and (ii) each Subsidiary that becomes a Restricted Subsidiary after the date hereof, in each case concurrently therewith, to (i) become a Subsidiary Guarantor hereunder and execute and deliver to the Trustee a Subsidiary Guarantee in the form of Exhibit C attached hereto and a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuers' Obligations as set forth in Section 10.8; and (ii) execute a Security Agreement (substantially in the form of the Security Agreement entered into on the Issue Date) and other Security Documents necessary or reasonably requested by the Trustee to grant the Trustee a valid, enforceable, perfected Lien on the Collateral described therein, subject only to Liens permitted under Section 4.12; and (iii) cause such Restricted Subsidiary to deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, that (i) such Security Agreement, supplemental indenture and Subsidiary Guarantee have been duly authorized, executed and delivered by such Restricted Subsidiary and (ii) such Security Agreement, this Indenture and such Subsidiary Guarantee constitute a legal, valid, binding and enforceable obligation of such Restricted Subsidiary, subject to customary assumptions and exceptions, including for bankruptcy, fraudulent transfer and equitable principles.

         Each Note issued after the date of execution by any Subsidiary Guarantor of a Subsidiary Guarantee shall be endorsed with a form of Subsidiary Guarantee that has been executed by such Subsidiary Guarantor. However, the failure of any Note to have endorsed thereon a Subsidiary Guarantee executed by such Subsidiary Guarantor shall not affect the validity or enforceability of such Subsidiary Guarantee against such Subsidiary Guarantor.

                  SECTION 10.14 RELEASE OF SUBSIDIARY GUARANTORS.

         If all of the Capital Stock of any Subsidiary Guarantor is sold by the Company or any of its Subsidiaries to a Person (other than the Company or any of its Subsidiaries) in a transaction that complies with the terms of this Indenture and the Net Proceeds from such Asset Sale are used in accordance with
Section 4.10, then such Subsidiary Guarantor will be released and discharged from all of its Obligations under its Subsidiary Guarantee of the Notes and this Indenture.

                  SECTION 10.15 GAMING LAW AND LIQUOR LAW CONSIDERATIONS.

                           (a)      The Trustee acknowledges, understands and
agrees that the Gaming Laws and Liquor Laws may impose certain licensing or transaction approval requirements prior to or subsequent to the exercise of the rights and remedies granted to it under this Indenture with respect to the Collateral subject to the Gaming Laws and Liquor Laws.

                           (b)      If any consent or approval under the Gaming
Laws or Liquor Laws is required in connection with the taking of any of the actions which may be taken by the Trustee in the exercise of its rights hereunder, then the Issuers agree to use their reasonable best efforts to secure such consent or approval and to cooperate with the Trustee in obtaining any such consent or approval. Upon the occurrence and during the continuation of any Event of Default, the Issuers shall promptly execute and/or cause the execution of all applications, certificates, instruments and other documents and papers that the Trustee may be required to file in order to obtain any necessary consents or approvals under the Gaming Laws and Liquor Laws, and if the Issuers fail or refuse to execute such documents, the Trustee or the clerk of the court with jurisdiction may execute such documents on behalf of the Issuers.

                           (c)      Notwithstanding any other provision of this
Indenture to the contrary, nothing in this Indenture shall (i) effect any transfer of any ownership interest (within the meaning of 68 Indiana Administrative Code 5 or the Colorado Gaming Laws) in the Company or (ii) effect any transfer, sale, purchase, lease or hypothecation of, or any borrowing or loaning of money against, or any establishment of any voting trust agreement or other similar agreement with respect to (all within the meaning of Indiana Code 4-33-4-21), any certificate of suitability, finding of suitability, registration, license or any owner's license heretofore or hereafter issued to any Person, including the Company and the Restricted Subsidiaries, under any of the Gaming Laws, including Indiana Code 4-33.

                                   ARTICLE XI
                                  MISCELLANEOUS

                  SECTION 11.1 TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

                  SECTION 11.2 NOTICES.

         Any notice or communication by the Issuers or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' addresses:

         If to the Issuers:

                  c/o The Majestic Star Casino, LLC
                  301 Fremont Street, 12th Floor
                  Las Vegas, NV 89101
                  Attention: Chief Executive Officer
                  Telecopier No.: (702) 382-5562

         With copies to:

                  Barden Companies, Inc.
                  163 Madison Avenue, Suite 2000
                  Detroit, MI 48226
                  Attention: Michelle Sherman
                  Telecopier No.: (313) 496-8400
         and

                  Dykema Gossett PLLC
                  315 E. Eisenhower Parkway, Suite 100
                  Ann Arbor, MI 48108
                  Attention: Barbara A. Kaye
                  Telecopier No.: (734) 214-7696

         If to the Trustee:

                  The Bank of New York
                  101 Barclay Street, 8 West
                  New York, NY 10286
                  Attention: Robert Massimillo
                  Telecopier No.: (212) 815-5704

         The Issuers or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon receipt, if deposited in the mail, postage prepaid; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. All notices and communications to the Trustee shall be deemed to have been duly given only if actually received by the Trustee.

         Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Issuers mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                  SECTION 11.3 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

                  SECTION 11.4 CERTIFICATE AND OPINION AS TO CONDITIONS
PRECEDENT.

         Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

                           (a)      an Officers' Certificate in form and
substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                           (b)      an Opinion of Counsel in form and substance
reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

                  SECTION 11.5 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

                           (a)      a statement that the Person making such
certificate or opinion has read such covenant or condition;

                           (b)      a brief statement as to the nature and scope
of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (c)      a statement that, in the opinion of such
Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (d)      a statement as to whether or not, in the
opinion of such Person, such condition or covenant has been complied with,

provided that, (i) with respect to matters of fact, an Opinion of Counsel may rely upon an Officers' Certificate or a certificate of a public official, and
(ii) with respect to Restricted Payments, the Company shall provide the statements required by Section 4.7.

                  SECTION 11.6 RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                  SECTION 11.7 LEGAL HOLIDAYS.

         If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  SECTION 11.8 NO RECOURSE AGAINST OTHERS.

         No director, member, manager, officer, employee, incorporator, stockholder or controlling person of the Issuers or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Issuers or any Subsidiary Guarantor under the Notes, this Indenture, the Security Documents or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes and the Subsidiary Guarantee. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws. Further, notwithstanding the foregoing, nothing in this provision shall, or shall be construed in any way to, modify the rights or obligations of either of the Issuers or any of the Subsidiary Guarantors as an Issuer or Subsidiary Guarantor, respectively.

                  SECTION 11.9 GOVERNING LAW.

         THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK

GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b). THE ISSUERS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE ISSUERS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE ISSUERS IRREVOCABLY CONSENT, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ISSUERS AT THEIR ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PURCHASER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUERS IN ANY OTHER JURISDICTION.

                  SECTION 11.10 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers or any of the Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 11.11 SUCCESSORS.

         All agreements of the Issuers and any Subsidiary Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

                  SECTION 11.12 SEVERABILITY.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 11.13 COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  SECTION 11.14 TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and Headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  SECTION 11.15 TRUSTEE AUTHORIZATION.

         Each of the Holders and the Issuers authorize and direct the Trustee to enter into the Intercreditor Agreement and the Security Documents.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the date first written above.

                                          THE ISSUERS:

                                          THE MAJESTIC STAR CASINO, LLC

                                          By: __________________________________
                                                 Name:
                                                 Title:

                                          THE MAJESTIC STAR CASINO CAPITAL CORP.

                                          By: __________________________________
                                                 Name:
                                                 Title:

                                          THE SUBSIDIARY GUARANTORS:

                                          MAJESTIC INVESTOR, LLC

                                          By: __________________________________
                                                 Name:
                                                 Title:

                                          MAJESTIC INVESTOR HOLDINGS, LLC

                                          By: __________________________________
                                                 Name:
                                                 Title:

                                          MAJESTIC INVESTOR CAPITAL CORP.

                                          By: __________________________________
                                                 Name:
                                                 Title:

                                          BARDEN MISSISSIPPI GAMING, LLC

                                          By: __________________________________
                                                 Name:
                                                 Title:

                                          BARDEN COLORADO GAMING, LLC

                                          By: __________________________________
                                                 Name:
                                                 Title:

                                          THE TRUSTEE:

                                          THE BANK OF NEW YORK, as Trustee

                                          By: __________________________________
                                                 Name:
                                                 Title:

                                                                       EXHIBIT A

                               (Face of Security)

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH OTHER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT AS PERMITTING RESALES OF RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH EITHER OF THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1),
(2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION. THE HOLDER OF THIS SECURITY AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

__________________
(1) This paragraph should be included only if the Note is issued in global form.

                          THE MAJESTIC STAR CASINO, LLC
                     THE MAJESTIC STAR CASINO CAPITAL CORP.
                           9 1/2% SENIOR SECURED NOTE
                                    DUE 2010

NO. [__]                                                        [______________]
CUSIP NO.

         The Majestic Star Casino, LLC, an Indiana limited liability company (the "Company"), and The Majestic Star Casino Capital Corp., an Indiana corporation ("Capital" and, together with the Company, the "Issuers"), as obligors, for value received promise to pay to Cede & Co. or registered assigns, the principal sum of [__________] Dollars on October 15, 2010. Interest Payment
Dates: April 15 and October 15 and on the maturity date. Record Dates: April 1 and October 1 (whether or not a Business Day).

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by their duly authorized officers.

                                          THE ISSUERS:

                                          THE MAJESTIC STAR CASINO, LLC

                                          By: __________________________________
                                                 Name:
                                                 Title:

                                          By: __________________________________
                                                 Name:
                                                 Title:

                                          THE MAJESTIC STAR CASINO CAPITAL CORP.

                                          By: __________________________________
                                                 Name:
                                                 Title:

                                          By: __________________________________
                                                 Name:
                                                 Title:

Trustee's Certificate of Authentication:

Dated:

This is one of the Notes referred to
in the within-mentioned Indenture:

The Bank of New York, as Trustee

By: ________________________________
          Authorized Signatory

                               (Back of Security)

                           9-1/2% SENIOR SECURED NOTE
                                    DUE 2010

         1. Interest. The Majestic Star Casino, LLC, an Indiana limited liability company (the "Company"), and The Majestic Star Casino Capital Corp., an Indiana corporation ("Capital" and, together with the Company, the "Issuers"), as obligors, promise to pay interest on the principal amount of this Note at the rate and in the manner specified below.

         The Issuers shall pay, in cash, interest on the principal amount of this Note, at the rate of 9.5% per annum. The Issuers shall pay interest semi-annually on April 15 and October 15 of each year, and on the maturity date, commencing on April 15, 2004, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date").

         Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. To the extent lawful, the Issuers shall pay interest on overdue principal at the rate of 1% per annum in excess of the then applicable interest rate on the Notes; the Issuers shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

         2. Method of Payment. The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Issuers shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Issuers may pay principal and interest by check to a Holder's registered address.

         3. Paying Agent and Registrar. Initially, the Trustee shall act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-registrar without notice to any Holder. Subject to certain exceptions, the Company or any of its Subsidiaries may act in any such capacity.

         4. Indenture. The Issuers issued the Notes under an Indenture dated as of October 7, 2003 (the "Indenture") among the Issuers, the Subsidiary Guarantors named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA") (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA and thereafter as in effect on the date the Indenture is so qualified. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. Terms not otherwise defined herein shall have the meanings assigned in the Indenture. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is unlimited.

         5. Optional Redemption. Except as set forth in Sections 3.7(b) and 3.8 of the Indenture, the Notes are not redeemable at the Issuers' option prior to October 15, 2007. Thereafter, the Notes shall be subject to redemption at the option of the Issuers, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the applicable date of redemption, if redeemed during the 12-month period beginning on October 15 of the years indicated below:

Year                     Percentage
----                     ----------
2007                     104.750%
2008                     102.375%
2009 and thereafter      100.000%

         Notwithstanding the foregoing, at any time or from time to time prior to October 15, 2006, the Issuers may redeem, at their option, up to 35% of the aggregate principal amount of the Notes then outstanding at a redemption price of 109.500% of the principal amount thereof, plus accrued and unpaid interest thereon and Liquidated Damages, if any, through the applicable date of redemption, with the Net Cash Proceeds of one or more Qualified Equity Offerings; provided that, (a) such redemption shall occur within 60 days of the date of closing of such Qualified Equity Offering and (b) at least 65% of the aggregate principal amount of Notes issued on or after the Issue Date remains outstanding immediately after giving effect to each such redemption.

         6. Mandatory Redemption. There shall be no mandatory redemption of the Notes (other than a Required Regulatory Redemption).

         7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar and the Issuers need not exchange or register the transfer (i) of any Note or portion of a Note selected for redemption or (ii) of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         8. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes, subject to the provisions of the Indenture with respect to the record dates for the payment of interest.

         9. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing Default or Event of Default (except certain payment defaults) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes). Without the consent of any Holders, the Indenture, the Notes and the Security Documents, may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for assumption of the Issuers' obligations to the Holders in the case of a merger or consolidation, to provide for uncertificated Notes in addition to or in place of certificated Notes, to make any change that would provide any additional rights or benefits to the Holders of the Notes, or that does not adversely affect the legal rights hereunder or under the Indenture or the Security Documents of any Holder, to release any Subsidiary Guarantee of the Notes permitted to be released under the terms of the Indenture, to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA, or to comply with the requirements of the Trustee and the Depositary (including its nominees) with respect to transfers of beneficial interests in the Notes. Notwithstanding the foregoing, without the consent of not less than two-thirds in aggregate principal amount of the Notes at the time outstanding, the Issuers, the Subsidiary Guarantors and the Trustee may not amend or supplement the Security Documents, or waive or modify the rights of the Holders thereunder or the provisions of the Indenture relating thereto.

         10. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare by written notice to the Issuers and the Trustee all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require security and indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Issuers must furnish an annual compliance certificate to the Trustee.

         11. Trustee Dealings with Issuers. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not Trustee.

         12. No Recourse Against Others. No director, member, manager, officer, employee, incorporator, stockholder or controlling person of the Issuers or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Issuers or any Subsidiary Guarantor under the Notes, the Indenture, the Security Documents or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Subsidiary Guarantees. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws.

         13. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         14. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         16. Governing Law. This Note and the Indenture shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York, including, without limitation, Sections 5-1401 and 5 - 1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

         [17.     Holders' Compliance with Registration Rights Agreement. Each
Holder of a Note, by its acceptance thereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, dated as of October 7, 2003, among the Issuers and the parties named on the signature page thereof (the "Registration Rights Agreement"), including but not limited to the obligations of the Holders with respect to a registration and the indemnification of the Issuers and the Initial Purchasers (as defined therein) to the extent provided therein.](2)

         The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: The Majestic Star Casino, LLC, 301 Fremont Street, 12th Floor, Las Vegas, Nevada 89101, Attention: Chief Financial Officer.

__________________
(2)  This paragraph should only be included in the Series A Notes.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
(Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date: ___________________

                              Your Signature: __________________________________
                                              (Sign exactly as your name appears
                                              on the face of this Note)

                              Your Tax ID Number: ______________________________

Signature Guarantee*

__________________

* NOTICE: The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

          (1) The Securities Transfer Agent Medallion Program (STAMP);

          (2) The New York Stock Exchange Medallion Program (MSP);

          (3) The Stock Exchange Medallion Program (SEMP).

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have all or any part of this Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, as the case may be, state the amount you elect to have purchased (if all, write "ALL"):
$______________

Date: ______________________

                              Your Signature: __________________________________
                                              (Sign exactly as your name appears
                                              on the face of this Note)

                              Your Tax ID Number: ______________________________

Signature Guarantee*

__________________

* NOTICE The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

          (1) The Securities Transfer Agent Medallion Program (STAMP);

          (2) The New York Stock Exchange Medallion Program (MSP);

          (3) The Stock Exchange Medallion Program (SEMP).

                  SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES(3)

         The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                                      Principal Amount of
                                                                       this Global Note
                       Amount of decrease    Amount of increase in      following such          Signature of
                       in Principal Amount    Principal Amount of        decrease (or        authorized officer
Date of Exchange       of this Global Note      this Global Note           increase)             of Trustee

__________________
(3)  This schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                      OR REGISTRATION OF TRANSFER OF NOTES

Re: [Series A] [Series B] 9 1/2% Senior Secured Notes due 2010 (the "Notes") of The Majestic Star Casino, LLC and The Majestic Star Casino Capital Corp.

         This Certificate relates to $______ principal amount of Notes held in * [ ] book-entry or * [ ] definitive form by _______________________ (the "Transferor").

The Transferor, by written order, has requested the Trustee:

    [ ] to deliver in exchange for its beneficial interest in the Global Note held by the depositary, a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

    [ ] to exchange or register the transfer of a Note or Notes. In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and, the transfer of this Note does not require registration under the Securities Act of 1933, as amended (the "Securities Act") because such Note:

    [ ]  is being acquired for the Transferor's own account, without transfer;

    [ ]  is being transferred pursuant to an effective registration statement;

    [ ] is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in reliance on such Rule 144A;

    [ ] is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act;**

    [ ] is being transferred pursuant to Rule 144 under the Securities Act;** or

    [ ] is being transferred pursuant to another exemption from the registration requirements of the Securities Act (explain:).**

                                          ______________________________________
                                          [INSERT NAME OF TRANSFEROR]

                                          By: __________________________________

Date: ______________________

*        Check applicable box.

** If this box is checked, this certificate must be accompanied by an opinion of counsel to the effect that such transfer is in compliance with the Securities Act.

                                                                       EXHIBIT C

                                FORM OF GUARANTEE
                                    GUARANTEE

         For good and valuable consideration received from the Issuers by the undersigned (hereinafter referred to as the "Subsidiary Guarantors," which term includes any successor or additional Subsidiary Guarantors), the receipt and sufficiency of which is hereby acknowledged, subject to Section 10.10 of the Indenture, each Subsidiary Guarantor, jointly and severally, hereby unconditionally guarantees, irrespective of the validity or enforceability of the Indenture, the Notes, the Security Documents, the Registration Rights Agreement or the Obligations thereunder, (a) the due and punctual payment of the principal and premium, if any, of and interest on the Notes (including, without limitation, interest after the filing of a petition initiating any proceedings referred to in Section 6.1(j) or (k) of the Indenture), whether at maturity or on an interest payment date, by acceleration, call for redemption or otherwise,
(b) the due and punctual payment of interest on the overdue principal and premium, if any, of and interest, if any, on the Notes, if lawful, (c) the due and punctual payment and performance of all other Obligations under such documents, all in accordance with the terms set forth in the Indenture, the Notes, the Security Documents and the Registration Rights Agreement, and (d) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations thereunder or under the Indenture, the Security Documents or the Registration Rights Agreement, the due and punctual payment or performance thereof in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         No director, member, manager, officer, employee, incorporator, stockholder or controlling person of the Subsidiary Guarantor, as such, shall have any liability under this Subsidiary Guarantee for any obligations of the Subsidiary Guarantor under the Notes, the Indenture, the Security Documents or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability.

                                          SUBSIDIARY GUARANTOR:

                                          By: __________________________________
                                              Name:
                                              Title:

                                      C-1